Exhibit 10.1
(Multicurrency—Cross Border)
ISDA®
International Swap Dealers Association. Inc.
MASTER AGREEMENT
dated as of
March 17, 2006
And Amended and Restated as of January 3, 2008
between

J. ARON & COMPANY, a general		CALUMET LUBRICANTS CO.,
partnership organized under the laws of	and	LIMITED PARTNERSHIP, a limited
the State of New York (“Aron”)		partnership organized under the laws of
the State of Indiana (“Counterparty”)
have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.
Accordingly, the parties agree as follows:—
1. Interpretation
(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.
(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.
(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.
2. Obligations
(a) General Conditions.
(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.
(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.
(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.
Copyright© 1992 by International Swap Dealers Association, Inc.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.
(c) Netting. If on any date amounts would otherwise be payable:—
(i) in the same currency; and
(ii) in respect of the same Transaction,
by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.
The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.
(d) Deduction or Withholding for Tax.
(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—
(1) promptly notify the other party (“Y”) of such requirement;
(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;
(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and
(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—
(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or
(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.
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(ii) Liability. If:—
(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);
(2) X does not so deduct or withhold; and
(3) a liability resulting from such Tax is assessed directly against X, then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).
(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.
3. Representations
Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—
(a) Basic Representations.
(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;
(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;
(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
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(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.
(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.
(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.
(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.
(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.
4. Agreements
Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—
(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—
(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;
(ii) any other documents specified in the Schedule or any Confirmation; and
(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.
(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.
(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.
(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.
(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,
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organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.
5. Events of Default and Termination Events
(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—
(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;
(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;
(iii) Credit Support Default.
(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;
(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or
(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;
(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;
(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);
(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however
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described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);
(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—
(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or
(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—
(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or
(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.
(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event
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Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—
(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—
(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or
(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;
(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));
(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);
(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or
(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).
(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.
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6. Early Termination
(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).
(b) Right to Terminate Following Termination Event.
(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.
(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.
If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after notice is given under Section 6(b)(i).
Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.
(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.
(iv) Right to Terminate. If:—
(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or
(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then
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continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.
(c) Effect of Designation.
(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.
(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).
(d) Calculations.
(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.
(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.
(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.
(i) Events of Default. If the Early Termination Date results from an Event of Default:—
(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.
(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.
(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the
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Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(ii) Termination Events. If the Early Termination Date results from a Termination Event:—
(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.
(2) Two Affected Parties. If there are two Affected Parties:—
(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and
(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).
If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.
(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).
(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.
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7. Transfer
Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—
(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and
(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).
Any purported transfer that is not in compliance with this Section will be void.
8. Contractual Currency
(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into this Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.
(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such Party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.
(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.
(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.
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9. Miscellaneous
(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.
(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.
(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.
(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.
(e) Counterparts and Confirmations.
(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.
(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.
(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.
10. Offices; Multibranch Parties
(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.
(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.
(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.
11. Expenses
A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document
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to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.
12. Notices
(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—
(i) if in writing and delivered in person or by courier, on the date it is delivered;
(ii) if sent by telex, on the date the recipient’s answerback is received;
(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);
(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or
(v) if sent by electronic messaging system, on the date that electronic message is received, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.
(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.
13. Governing Law and Jurisdiction
(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.
(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—
(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and
(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.
Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any
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reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.
(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.
14. Definitions
As used in this Agreement:—
“Additional Termination Event” has the meaning specified in Section 5(b).
“Affected Party” has the meaning specified in Section 5(b).
“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.
“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.
“Applicable Rate” means:—
(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;
(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;
(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and
(d) in all other cases, the Termination Rate.
“Burdened Party” has the meaning specified in Section 5(b).
“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.
“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.
“Credit Event Upon Merger” has the meaning specified in Section 5(b).
“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.
“Credit Support Provider” has the meaning specified in the Schedule.
“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.
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“Defaulting Party” has the meaning specified in Section 6(a).
“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).
“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.
“Illegality” has the meaning specified in Section 5(b).
“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).
“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.
“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.
“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of Bargain, cost of funding or, at the election of such parry but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably Practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.
“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such parry (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have
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been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.
“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.
“Non-defaulting Party” has the meaning specified in Section 6(a).
“Office” means a branch or office of a party, which may be such party’s head or home office.
“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.
“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.
“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.
“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.
“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—
(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and
(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.
“Specified Entity” has the meaning specified in the Schedule.
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“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.
“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, Cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.
“Stamp Tax” means any stamp, registration, documentation or similar tax.
“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.
“Tax Event” has the meaning specified in Section 5(b).
“Tax Event Upon Merger” has the meaning specified in Section 5(b).
“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).
“Termination Currency” has the meaning specified in the Schedule.
“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be Selected in good faith by that party and otherwise will be agreed by the parties.
“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.
“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.
“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market
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value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.
IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

J. ARON & COMPANY		CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP

By:	/s/ Susan Rudov	By:	Calumet LP GP, LLC, its general partner

Name: Susan Rudov
	Title: Attorney In Fact	By:	Calumet Operating, LLC, its sole member
Date:
		By:	Calumet Specialty Products Partners, L.P., its sole member

		By:	Calumet GP, LLC, its general partner

		BY:	/s/ R. Patrick Murray II

Name: R. Patrick Murray II
Title: VP & CFO
Date:
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SCHEDULE
to the
ISDA MASTER AGREEMENT
dated as of
March 17, 2006
And Amended and Restated as of January 3, 2008
between
J. ARON & COMPANY,
a general partnership organized under the laws of the State of New York
(“Aron”),
And
CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP,
(“Counterparty”).
Part 1. Termination Provisions
(a)	“Specified Entity”
(i)	means, in relation to Aron, Goldman, Sachs & Co., Goldman Sachs Capital Markets, L.P., Goldman Sachs International, Goldman Sachs (Japan) Ltd., Goldman Sachs International Bank, Goldman Sachs (Asia) Finance, Goldman Sachs Financial Markets, L.P., Goldman Sachs Paris Inc. et Cie, Goldman Sachs Mitsui Marine Derivative Products, L.P., Goldman, Sachs & Co. oHG, J. Aron & Company (Singapore) Pte., and J. Aron & Company (U.K.) for the purpose of Section 5(a)(v), and shall not apply for purposes of Sections 5(a)(vi), 5(a)(vii) and 5(b)(iv); and

(ii)	means, in relation to Counterparty, for the purpose of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(iv),each of the Domestic Entities. For purposes hereof, the “Domestic Entities” means (i) Calumet Specialty Products Partners, L.P., (ii) Calumet LP GP, LLC, (iii) Calumet Operating, LLC and (iv) each Subsidiary of Counterparty organized under the laws of any political subdivision of the United States. For purposes of the foregoing, “Subsidiary” of a person shall mean a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of capital stock having ordinary voting power for the election of directors or other governing body (other than capital stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such person.
(b)	The Parties agree to add new clauses (g), (h) and (i) to Section 3 as follows, with respect to Counterparty only:
“(g)	Each representation set forth in Section 6.08 of the PP&E Credit Agreement and Section 9.1.8 of the ABL Credit Agreement is accurate and true in all respects.

(h)	There is no event, condition or circumstance which exists, or with the passage of time, could reasonably be expected to have a Material Adverse Effect.”

(i)	As of the Effective Date, and at all times from the Effective Date until the Scheduled Maturity Date, the outstanding amount of funded Indebtedness under the PP&E Credit Agreement is equal to or less than U.S. $510,000,000.
(c)	“Specified Transaction”. The term “Specified Transaction” in Section 14 of the Agreement is amended in its entirety as follows:

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, commodity spot transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, weather swap, weather derivative, weather option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) that is currently, or in the future becomes, recurrently entered into the financial markets (including terms and conditions incorporated by reference in such agreement) and that is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this agreement or the relevant confirmation.”

(c)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Aron and will apply to Counterparty, provided that (i) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi); and (ii) the following language shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”

“Specified Indebtedness” will have the meaning specified in Section 14 of the Agreement. For the purpose of Section 5(a)(vi)(1), any reference to Specified Indebtedness becoming, or being declared, due and payable, shall in the case of Specified Indebtedness which is a Hedging Transaction, be deemed to be a reference to Specified Indebtedness being terminated by the other party to such Hedging Transaction. For purposes of determining whether the aggregate amount of a Specified Indebtedness exceeds the applicable Threshold Amount with respect to a Hedging Transaction for which a default, event of default or other similar condition or event (however described) has occurred, the amount owing by the defaulting party (“X”) in respect of such Hedging Transaction shall be its mark-to-market value, reasonably determined by the other party to this Agreement as of the date on which such determination is being made, provided that the

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amount owing by X in respect of such Hedging Transaction shall equal the Netted Close-out Amount (as defined below) if such Hedging Transaction is governed by a master agreement.

“Hedging Transaction” means any Specified Transaction except that, for this purpose only and with respect to Counterparty only, the words “and any other entity” shall be substituted for the words “and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party)” where they appear in the definition of Specified Transaction.

“Netted Close-out Amount” means any amount payable or capable at such time of being declared due and payable by X in respect of an Early Termination Date under any ISDA Master Agreement or any other similar final netted amount payable by X under any applicable master agreement.

“Threshold Amount” means in relation to Aron, U.S. $50,000,000 (or its equivalent in another currency) and in relation to Counterparty, U.S. $5,000,000 (or its equivalent in another currency).

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will apply to Aron and will apply to Counterparty provided, however, that “Credit Event Upon Merger” shall not have its meaning as defined in Section 5(b)(iv), but shall mean, that (i) such Party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges into, or transfers all or substantially all its assets to, another entity (“Y”) or Y merges into X, any Credit Support Provider of X or any applicable Specified Entity of X, (ii) such action does not constitute an event described in Section 5(a)(viii), and (iii) (A) Standard and Poor’s Ratings Group, a division of The McGraw-Hill Companies Inc. or any successor organization (“S&P”) or Moody’s Investors Service, Inc. or any successor organization (“Moody’s”) rates the creditworthiness of the resulting, surviving or transferee entity immediately after such action below investment grade (investment grade being at least BBB- for S&P and Baa3 for Moody’s), or (B) neither S&P nor Moody’s rates the creditworthiness of the resulting, surviving or transferee entity immediately after such action. For the purpose of the forgoing Termination Event, the Affected Party will be either Party X or Party Y, as the case may be.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Aron and will not apply to Counterparty.

(f)	Payments on Early Termination. For the purpose of Section 6(e):
(i)	Close-Out Amount will apply.

(ii)	The Second Method will apply.
(g)	“Termination Currency” means United States Dollars.

(h)	The parties agree to amend the following subsections of Section 5(a) as follows:
(i)	clause (i): in the third line of this clause, delete the word “third” and insert the word “first;”

(ii)	clause (ii): in the fifth line of this clause, delete the word “thirtieth” and insert the word “fifth;” and

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(iii)	clause (vii)(4): delete, following the word “liquidation” in line 9, the clause beginning with “and, in the case of” and ending with the word “thereof” in line 13; and in Clause (vii)(7): delete, following the word “assets” in line 19, the clause beginning with “and such secured party” and ending with the word “thereafter” in line 21, to eliminate the 30-day grace period.

(iv)	The parties also agree to add a new clause (ix) as follows:
(ix)	Adequate Assurance. A party (“X”) fails to provide adequate assurance of its ability to perform all of its outstanding obligations hereunder to the other party (“Y”) on or before 48 hours after a request for such assurance is made by Y when Y has reasonable grounds for insecurity
(i)	Additional Events of Default with respect to Counterparty. Section 5(a) is hereby amended by including the following as clauses (x), (xi), (xii), (xiii), (xiv) and (xv) and the occurrence of one or more of the events or circumstances set forth in such clause (x), (xi), (xii), (xiii), (xiv) or (xv) shall constitute additional Events of Default to which Counterparty shall be the sole Defaulting Party:
“(x)	Each of the Events of Default (as such term is defined in the PP&E Credit Agreement) (together with the relevant provisions of any other Section or Sections to which such Events of Default refer, including definitions) of the PP&E Credit Agreement is hereby incorporated herein by this reference and made a part of this Agreement to the same extent as if the PP&E Credit Agreement were set forth in full herein, provided that any reference in such Events of Default to the “Lenders”, “Required Lenders” or the “Administrative Agent” shall be deemed to be a reference to Aron. The occurrence at any time of any such Event of Default under the PP&E Credit Agreement will constitute an Event of Default with respect to Counterparty for the purposes of Section 5(a) of the Agreement. Except with respect to (i) an Event of Default under Section 9.01(b) of the PP&E Credit Agreement due to failure of a Loan Party (as defined in the PP&E Credit Agreement) to perform or observe any term, covenant or agreement contained in Sections 8.01 (Liens) and 8.05 (Dispositions) of the PP&E Credit Agreement and (ii) an Event of Default under Section 9.01(c) of the PP&E Credit Agreement due to failure of a Loan Party to perform or observe Section 7.07 (Maintenance of Insurance) of the PP&E Credit Agreement, if the Required Lenders, or the Lenders, as appropriate, amend, waive, suspend, supplement or modify any such Event of Default, such Event of Default shall be deemed amended, waived, suspended, supplemented or modified hereunder without need for any act by Aron. If the Required Lenders, or the Lenders, as appropriate, amend, waive, suspend or modify any covenant contained in the PP&E Credit Agreement (other than Section 7.07 (Maintenance of Insurance), Section 8.01 (Liens) and Section 8.05 (Dispositions) of the PP&E Credit Agreement), then such covenant shall be deemed so amended, waived, suspended, supplemented or modified hereunder without need for any act by Aron. For the avoidance of doubt, if the Required Lenders, or the Lenders, as appropriate, amend, waive, suspend, supplement or modify Section 7.07 (Maintenance of Insurance), Section 8.01 (Liens) or Section 8.05 (Dispositions) of the PP&E Credit Agreement, such covenant will be deemed to be incorporated herein as it existed immediately prior to such amendment, waiver, suspension,

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supplement or modification. If for any reason such PP&E Credit Agreement should for any reason terminate, such Events of Default will be incorporated herein as they existed immediately prior to such event;

(xi)	Failure by Counterparty to deliver the Mandatory Additional Collateral as and when required under Part 7(j)(a);

(xii)	Counterparty’s breach of the Volume Limitations and such breach is not remedied (whether by unwinding or liquidating one or more Covered Transactions or otherwise) within two (2) Local Business Days;

(xiii)	Failure by Counterparty to comply with any of the other covenants or agreements set forth in Part 7; and

(xiv)	The occurrence of an Involuntary Disposition Prepayment Event in excess of US$50,000,000,000.
(j)	Additional Termination Event will apply. It will constitute an Additional Termination Event hereunder upon the occurrence of any of the following events:
(i)	Concurrent with the Effective Date, the failure of the Counterparty to provide the Aron Letter of Credit;

(ii)	The occurrence of a Letter of Credit Default;

(iii)	Any of the following occurs with respect to Counterparty’s obligations to Aron under this Agreement:
(A)	such obligations cease to be secured by a first priority lien on the PP&E Collateral and a second priority lien on the ABL Collateral pursuant to the Collateral Documents and the Intercreditor Agreement;

(B)	such obligations cease to be equally and ratably secured and rank at least pari passu with Counterparty’s obligations to the holders of the Secured Obligations holding a first priority security interest in the PP&E Collateral;

(C)	such obligations cease to be guaranteed pursuant to the Guaranty at any time for any reason.
(iv)	The PP&E Credit Agreement is refinanced or replaced by another credit facility or amended and/or amended and restated to increase the funded Indebtedness (from such amount as of the Effective Date) or Commitments or to add borrowing tranches (whether pursuant to Section 11.01(b)(ii) of the PP&E Credit Agreement or otherwise); provided, however, that such event shall not constitute an Additional Termination Event in the following circumstances: (i) if the terms of such replacement credit facility amendment or amendment and restatement regarding hedge security and collateral are identical to or, with respect to Aron, better than the terms, including without limitation the then outstanding loan balances and amounts of other obligations, of such replaced credit facility (as determined by Aron in its reasonable discretion) or (ii) if the terms of such

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replacement credit facility amendment or amendment and restatement regarding hedge security and collateral are, with respect to Aron, worse than the terms of such replaced credit facility (as determined by Aron), so long as such terms are acceptable to Aron in its sole discretion.
          For the purpose of each of the foregoing Termination Events, Counterparty shall be the sole Affected Party.
(k)	Early Termination. Notwithstanding anything to the contrary in Section 6(a) or Section 6(b), the parties agree that, except with respect to Transactions (if any) that are subject to Automatic Early Termination under Section 6(a), the Non-defaulting Party or the party that is not the Affected Party (in a case where a Termination Event under Section 5(b)(iv), or an Additional Termination Event for which there is a single Affected Party, has occurred) is not required to terminate the Transactions on a single day, but rather may terminate the Transactions over a commercially reasonable period of time (not to exceed ten days) (the “Early Termination Period”). The last day of the Early Termination Period shall be the Early Termination Date for purposes of Section 6; provided, however, that interest shall accrue on the Transactions terminated during the Early Termination Period prior to the Early Termination Date at the Non-default Rate.
Part 2. Tax Representations
(a)	Payer Tax Representations. For the purposes of Section 3(e), Aron and Counterparty make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purposes of Section 3(f), Counterparty makes the following representations:
(i)	It is not acting as an agent or intermediary for any foreign person with respect to the payments received or to be received by it in connection with this Agreement.

(ii)	It is a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

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Part 3. Agreement to Deliver Documents
(a)	For the purpose of Section 4(a), Tax forms, documents, or certificates to be delivered are:
Tax forms, documents, or certificates to be delivered are:

Party required to
deliver document	Forms/Documents/Certificates	Date by which to be delivered
Aron and Counterparty	United States Internal Revenue Service Form W-9, or any successor form.	(i) On a date which is before the first Scheduled Payment Date under this Agreement, (ii) promptly upon reasonable demand by the other party, and (iii) promptly upon learning that any such form previously provided by the other party has become obsolete, incorrect, or ineffective.
(b)	Other documents to be delivered are:

Covered by
Party required		Date by which to be	Section 3(d)
to deliver	Form/Document/Certificate	delivered	Representation
Aron and Counterparty	Evidence of authority of signatories	Upon or promptly following execution of this Agreement	Yes

Counterparty	Any Credit Support Document specified in Part 4(f) herein	Upon execution of this Agreement and from time to time thereafter as required under Part 7 below	No

Aron	Any Credit Support Document specified in Part 4(f) herein	Promptly after execution of this Agreement	No

Counterparty	A copy of the resolution of each Credit Support Provider’s board of directors (or other managers of such entity) approving the entering into of the applicable Credit Support Document and a copy of each Credit Support Provider’s constituent documents, each certified by an appropriately authorized officer of the Credit Support Provider to the	Upon execution of this Agreement and with respect to Counterparty only, from time to time thereafter as required under Part 7 below	Yes

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Covered by
Party required		Date by which to be	Section 3(d)
to deliver	Form/Document/Certificate	delivered	Representation
effect that such documents are up to date and in full force and effect and that Aron or Counterparty, as applicable may continue to rely thereon.

Aron and Counterparty	Most recent annual audited and quarterly financial statements of the party or, with respect to Aron, its Credit Support Provider	Promptly following reasonable demand by the other party	Yes

Counterparty	Such documents, reports and certificates as the Counterparty shall be required to provide to the Administrative Agent under the PP&E Credit Agreement and the Agent under the ABL Credit Agreement	At such times such documents, reports or certificates, as the case may be, are required to be delivered by the Counterparty under the PP&E Credit Agreement and the ABL Credit Agreement	Yes

Counterparty	Each other document required under Part 7 below	From time to time as required under Part 7 below	Yes, unless otherwise expressly stated in Part 7 below

Counterparty	Certified resolutions of its board of directors or other governing body	Upon execution of this Agreement	Yes
Aron and Counterparty agree that at such time as (i) Aron is granted access to the Intralinks workspace on which the lenders under the PP&E Credit Agreement obtain documents and other notices, and (ii) the form, document or certificate required above is added to such Intralinks workspace, then such form, document or certificate shall be deemed delivered to Aron.
Part 4. Miscellaneous
(a)	Addresses for Notices. For the purpose of Section 12(a):
(i)	Address for notices or communications to Aron:

Address:	J. Aron & Company
85 Broad Street
New York, New York 10004

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Attention:	Energy Operations

Telephone:	(212) 357-0326

Facsimile:	(212) 493-9849
(ii)	Address for notices or communications to Counterparty:
Address: 2780 Waterfront Pkwy. E. Dr., Suite 200
       Indianapolis, IN 46214
Attention: R. Patrick Murray, II
Telephone: 317-328-5660
Facsimile: 317-328-5676
(b)	Process Agent. For the purpose of Section 13(c):

Aron appoints as its Process Agent, not applicable.

Counterparty appoints as its Process Agent: in the Borough of Manhattan, City, County and State of New York:
C. T. Corporation System
111 Eighth Avenue
13th Floor
New York, New York 10011
(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c):

Aron is not a Multibranch Party.

Counterparty is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Aron.

(f)	Credit Support Document. Any guaranty or other form of credit support provided on behalf of Counterparty at any time shall constitute a Credit Support Document with respect to the obligations of Counterparty. Details of any other Credit Support Document, each of which is incorporated by reference in, and made part of, this Agreement and each Confirmation (unless provided otherwise in a Confirmation) as if set forth in full in this Agreement or such Confirmation:
(i)	Guaranty by The Goldman Sachs Group, Inc. (“Goldman Group”), dated as of March 17, 2006 in favor of Counterparty as beneficiary thereof shall constitute a Credit Support Document with respect to the obligations of Aron.

(ii)	The Collateral Documents and the Security Documents shall constitute Credit Support Documents with respect to the obligations of Counterparty.

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(iii)	The Intercreditor Agreement shall constitute a Credit Support Document with respect to the obligations of Counterparty.

(iv)	The Aron Letter of Credit shall constitute a Credit Support Document with respect to the obligations of Counterparty.
(g)	Credit Support Provider.

Credit Support Provider means in relation to Aron, Goldman Group.

Credit Support Provider means in relation to Counterparty, the Guarantors and any party that at any time provides a guaranty or other form of credit support on behalf of Counterparty.

(h)	Governing Law. Section 13(a) is hereby replaced with the following:
(a)	Governing Law. This Agreement and each Transaction entered into hereunder will be governed by, and construed and enforced in accordance with, the law of the State of New York without reference to its choice of law doctrine.
(i)	Jurisdiction. Section 13(b) is hereby amended by:
(i)	deleting in the second line of subparagraph (i) thereof the word “non-”; and

(ii)	deleting the final paragraph thereof.
(j)	Netting of Payments. Subparagraph (ii) of Section 2(c) will not apply to Transactions. Notwithstanding anything to the contrary in Section 2(c), unless otherwise expressly agreed by the parties, the netting provided for in Section 2(c) will not apply separately to any pairings of branches or Offices through which the parties make and receive payments or deliveries.
Part 5. Other Provisions
(a)	Accuracy of Specified Information. Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period, the phrase “or, in the case of audited or unaudited financial statements, a fair presentation of the financial condition of the relevant person.”

(b)	Scope of Agreement. Any transaction outstanding between the parties at the date this Agreement comes into force or entered into by the parties at or after the date this Agreement comes into force that is: (1) an FX Transaction or a Currency Option Transaction as defined in the 1998 FX and Currency Option Definitions (the “FX Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), the Emerging Markets Traders Association, and the Foreign Exchange Committee, unless otherwise specified in the relevant confirmation, and (2) a transaction between the parties of the type set forth in the definition of “Specified Transaction” herein unless otherwise specified in the relevant confirmation relating to such Specified Transaction or unless otherwise agreed by the parties, will constitute a “Transaction” for the purposes of this Agreement. Transactions of the type set forth in (1) above will be deemed to incorporate the FX Definitions.

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(c)	Additional Representations. The parties agree to amend Section 3 by adding new Sections 3(g), (h), (i), and (j) as follows:
(g)	Eligible Contract Participant. It is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act.

(h)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(i)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(j)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.
(d)	Transfer. The following amendments are hereby made to Section 7:
(i)	In the third line, insert the words “which consent will not be arbitrarily withheld or delayed,” immediately before the word “except”; and

(ii)	in clause (a), insert the words “or reorganization, incorporation, reincorporation, or reconstitution into or as,” immediately before the word “another.”
(e)	Consent to Recording. Each party consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties, with or without the use of a warning tone, and their Affiliates in connection with this Agreement or any potential Transaction.

(f)	Definitions. The following amendments are hereby made to Section 14:
(i)	For purposes of (a) the Exposure Fee and (b) amounts owed to Aron by Counterparty under Section 6 of the Agreement and Part 7(f) of the Agreement, as applicable, upon an Early Termination Date as a result of the occurrence of (i) an event listed in Part 1(i) (Additional Events of Default with respect to Counterparty), (ii) an event listed in Part 1(j) (Additional Termination Events) or (iii) any other Event of Default for which Counterparty is the sole Defaulting Party (each of (i), (ii) and (iii), subject to any applicable cure periods, referred to herein as a “Trigger Event”), the definition of “Default Rate” in Section 14 is hereby amended by deleting it in its entirety and replacing it with the following:

“Default Rate” means (i) from the date of the Trigger Event until the date which is one (1) month after such Trigger Event, the Initial Default Rate and (ii) from the date beginning one (1) month after such Trigger Event until payment of any amount

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calculated to be due by Counterparty to Aron under Section 6 of the Agreement upon an Early Termination Date as resulting from a Trigger Event, the Modified Default Rate; provided, that each of the Initial Default Rate and the Modified Default Rate shall be subject to the Default Rate Cap, and provided further, that the Default Rate shall be no longer apply immediately upon the date that a Trigger Event is no longer in effect or is otherwise cured, until such time as a Trigger Event occurs subsequently.

For purposes of the foregoing, the following terms shall have the following meanings,

“Default Rate Cap” means twenty-five percent (25%) of any amount calculated to be due by Counterparty to Aron under Section 6 of the Agreement as a result of a Trigger Event.

“Initial Default Rate” means a monthly rate equal to LIBOR plus 8%.

“LIBOR” means the rate (expressed as a percentage per annum) for overnight deposits in Dollars that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the relevant date. If Telerate Page 3750 does not include such a rate or is unavailable on the relevant date, then Aron shall advise Counterparty of the London Interbank Offered Rate for overnight deposits on the relevant date

“Modified Default Rate” means a rate equal to the Initial Default Rate, escalated monthly by 2%.

(ii)	The definition of “Termination Currency Equivalent” in Section 14 is hereby amended by deleting in its entirety the text after the first three lines thereof and replacing it with the following:

“by the party making the relevant determination in any commercially reasonable manner as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant amount determined in accordance with Section 6(e) is determined as of a later date, that later date, for value on the date the payment or settlement payment is due.”

(iii)	“Close-out Amount” means, with respect to each Terminated Transaction or each group of Terminated Transactions and a Determining Party, the amount of the losses or costs of the Determining Party that are or would be incurred under then prevailing circumstances (expressed as a negative number) in replacing, or in providing for the Determining Party the economic equivalent of, (a) the material terms of that Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in Section 2(a)(iii)) and (b) the option rights of the parties in respect of that Terminated Transaction or group of Terminated Transactions.

Any Close-out Amount will be determined by the Determining Party (or its agent), which will act in good faith and use commercially reasonable procedures in order to produce a commercially reasonable result. The Determining Party may determine a Close-out Amount for any group of Terminated Transactions or any individual Terminated Transaction but, in the aggregate, for not less than all Terminated Transactions. Each Close-out Amount will be determined as of the Early Termination Date or, if that would

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not be commercially reasonable, as of the date or dates following the Early Termination Date as would be commercially reasonable.

Unpaid Amounts in respect of a Terminated Transaction or group of Terminated Transactions and legal fees and out-of-pocket expenses referred to in Section 11 are to be excluded in all determinations of Close-out Amounts.

In determining a Close-out Amount, the Determining Party may consider any relevant information, including, without limitation, one or more of the following types of information:-
(i) quotations (either firm or indicative) for replacement transactions supplied by one or more third parties that may take into account the creditworthiness of the Determining Party at the time the quotation is provided and the terms of any relevant documentation, including credit support documentation, between the Determining Party and the third party providing the quotation;
(ii) information consisting of relevant market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other relevant market data in the relevant market; or
(iii) information of the types described in clause (i) or (ii) above from internal sources (including any of the Determining Party’s Affiliates) if that information is of the same type used by the Determining Party in the regular course of its business for the valuation of similar transactions.
The Determining Party will consider, taking into account the standards and procedures described in this definition, quotations pursuant to clause (i) above or relevant market data pursuant to clause (ii) above unless the Determining Party reasonably believes in good faith that such quotations or relevant market data are not readily available or would produce a result that would not satisfy those standards. When considering information described in clause (i), (ii) or (iii) above, the Determining Party may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations pursuant to clause (i) above or market data pursuant to clause (ii) above may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.
Without duplication of amounts calculated based information described in clause (i), (ii) or (iii) above, or other relevant information, and when it is commercially reasonable to do so, the Determining Party may in addition consider in calculating a Close-out Amount any loss or cost incurred in connection with its terminating, liquidating or re-establishing any hedge related to a Terminated Transaction or group of Terminated Transactions (or any gain resulting from any of them).
Commercially reasonable procedures used in determining a Close-out Amount may include the following:-

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(1) application to relevant market data from third parties pursuant to clause (ii) above or information from internal sources pursuant to clause (iii) above of pricing or other valuation models that are, at the time of the determination of the Close-out Amount, used by the Determining Party in the regular course of its business in pricing or valuing transactions between the Determining Party and unrelated third parties that are similar to the Terminated Transaction or group of Terminated Transactions; and
(2) application of different valuation methods to Terminated Transactions or groups of Terminated Transactions depending on the type, complexity, size or number of the Terminated Transactions or group of Terminated Transactions.
(g)	Set-off. The parties agree to amend Section 6 by adding a new Section 6(f) as follows:

“(f) Upon the occurrence of an Event of Default or Termination Event under Section 5(b)(iv) with respect to a party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any matured payment obligation of X owed to Y (or any Affiliate of Y) (whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) owed to X (whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off effected under this Section 6(f). X will give notice to the other party of any setoff effected under this Section 6(f).

Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

(h)	Definitions. This Agreement, each Confirmation and each Transaction is subject to the 2005 ISDA Commodity Derivatives Definitions, as published by ISDA (together, the “Definitions”), and will be governed in all respects by the Definitions (except that references to “Swap Transactions” in the Definitions will be deemed to be references to “Transactions”). The Definitions are incorporated by reference in, and made part of, this Agreement and each Confirmation as if set forth in full in this Agreement and such Confirmations. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. Subject to Section 1(b), in the event of any inconsistency between the provisions of any Confirmation, this Agreement, and the Definitions, such Confirmation will prevail for the purpose of the relevant Transaction.

(i)	Waiver of Trial by Jury. Each party hereby irrevocably waives any and all right to trial by jury in any Proceeding.

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(j)	Confirmations. Counterparty shall be deemed to have agreed to the terms contained in any Confirmation (as amended and revised) sent by Aron to Counterparty unless Counterparty objects to such terms within three (3) Business Days of receipt.
Part 6. Disruption Fallbacks
(a)	The following “Disruption Fallbacks” specified in Section 7.5(c) of the Definitions shall apply, in the following order, except as otherwise specified in the relevant Confirmation:
(i)	“Fallback Reference Dealers”;

(ii)	“Postponement”, with two (2) Commodity Business Days as the Maximum Days of Disruption;

(iii)	“Fallback Reference Price”;

(iv)	“Negotiated Fallback”; and

(v)	“Calculation Agent Determination”.
(b)	Section 7.5(e) of the Commodity Definitions is hereby deleted in its entirety.

(c)	Section 6.2(b) of the Commodity Definitions is hereby amended by deleting the words “, as determined on the Trade Date of the Transaction as of the time of execution of the Transaction”.
Part 7. Covered Transaction Provisions
(a)	Preliminary Statements. Counterparty wishes to enter into certain Crack Spread Hedge Agreements with Aron from time to time, and Aron has agreed to provide pricing to Counterparty for such transactions, all on and subject to the terms and conditions set forth herein. To induce Aron to enter into this Agreement, Counterparty has agreed to provide credit support to Aron in the form of mortgages, guaranties and other security documents as set forth in this Agreement. Accordingly, Aron and Counterparty hereby agree to the following terms and conditions.

(b)	Certain Definitions. Certain terms used in this Agreement have the meanings assigned to them in clause (n) below.

(c)	Scope of Master Agreement. This Agreement shall apply to all Covered Transactions and shall not apply to any other Transactions entered into between Aron and Counterparty.

(d)	Certain Conditions for Entering into Covered Transactions. The parties acknowledge and agree that subject to the Maximum Total Capacity, Aron and Counterparty may enter into Covered Transactions with each other at any time and from time to time during the Trading Period (if each of Aron and Counterparty mutually agree in their sole discretion to do so), provided that each of the following conditions are satisfied (or if not satisfied, waived by Aron in its sole discretion) both prior to and after giving effect to such Transaction:

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(1)	the Covered Transactions Mark-to-Market Amount does not exceed the sum of (i) the Required LC Amount and (ii) the Optional Additional Collateral by more than U.S. $50,000,000; provided, that the foregoing condition shall apply only with respect to Transactions that have or fix a price for a term including the period between January 2011 and the Scheduled Maturity Date, or any portion thereof’

(2)	the Consolidated Leverage Ratio is equal to or less than 4.00 to 1.00 (or 3.75 to 1.0 after June 30, 2009);

(3)	the Volume Limitations are not exceeded;

(4)	no Transaction has, or fixes a price for, a term including any month later than sixty (60) calendar months from the first day of the month immediately following the month such Transaction is entered into;

(5)	with respect to Transactions accepted by Aron from third-party dealers pursuant to the terms of any tri-party arrangement between Aron, Counterparty and another counterparty, the following conditions shall apply: (i) the volume of such Transactions accepted by Aron does not exceed (A) 15,000 U.S. Barrels per day of Crack Spread Hedges for the current calendar month and the twenty-three (23) calendar months immediately following the month such Transaction is entered into and (B) 10,000 U.S. Barrels per day of Crack Spread Hedges thereafter; (ii) the limitations and other requirements set forth in such tri-party arrangement (including relevant timeframes for accepting Transactions) shall have been satisfied or waived by Aron in its sole discretion and (iii) for Transactions relating to the period referenced in (i)(B) of this clause (5), if at any time Counterparty determines to enter into a Crack Spread Hedge Agreement with a third party other than Aron, Counterparty shall have (1) notified Simon Collier or Aimee Carroll, or their respective designees provided to Counterparty in writing, of such determination by telephone at (212) 902-0776 or in person prior to entering into such Crack Spread Hedge Agreement with such third party and (2) provided Aron with a reasonable timeframe after such notification for providing pricing with respect to such Crack Spread Hedge Agreement (such timeframe not to exceed fifteen (15) minutes from the time of notification by Counterparty to Aron); provided, that such notification shall be deemed effective only to the extent made by Counterparty to Aron on a Local Business Day between the hours of 10:00 A.M. and 2:30 P.M. Eastern Prevailing Time; provided, further, that subject to the timeframe set forth therein, with respect to clause (2), Aron shall make reasonable efforts to provide pricing as expeditiously as possible after notification by Counterparty to Aron. In the event that Aron provides the pricing equivalent to such third party for such Crack Spread Hedge Agreement, Counterparty shall enter into the Crack Spread Hedge Agreement with Aron.

For the avoidance of doubt, failure to satisfy the conditions set forth in this clause (5) shall not otherwise prevent Aron and Counterparty from entering into Covered Transactions pursuant to this Agreement;

(6)	each representation of Counterparty set forth herein is true and correct on such date as if made on and as of such date; and

(7)	no Event of Default or Potential Event of Default has occurred and is then continuing.

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Except with respect to the Initial Transactions, Aron and Counterparty agree not to enter into any Transaction under this Agreement that includes a swap that, evaluated in isolation from any other components of such Transaction (including options, other swaps, floors, collars and the like), is not based on “costless” swap prices prevailing at the time of such Transaction. For the avoidance of doubt, it is understood that Counterparty may from time to time request Aron to enter into one or more Transactions under this Agreement with swap prices above or below the “costless” swap prices prevailing at the time such Transaction is entered into and if such adjustment to such swap prices results from an embedded option (sold or purchased) included in such Transaction then such Transactions (and other similar transactions) are expressly permitted under this Agreement. For the purpose of determining whether a Transaction is based on “costless” swap prices, Aron will exclude any adjustment to the strike price of such Transaction arising from the application of the Facility Fee.

(e)	Voluntary Termination. Upon not less than sixty (60) days’ prior written notice to Aron, Counterparty may terminate the Trading Period (and, accordingly, terminate the ability of the parties to enter into further Covered Transactions hereunder and the obligations of Aron under clause (d) above) without any penalty or other damage payment to Aron other than as set forth in this Part 7(e) (such termination, the “Voluntary Trading Period Termination”, and the effective date of such termination, the “Voluntary Trading Period Termination Date”), provided that:
(1)	Counterparty shall assign and novate its rights and obligations arising under the Covered Transactions hereunder in whole or in part to one or more counterparties acceptable to J. Aron with prior written notice to J. Aron; provided, that in connection with such assignment and novation, in no event shall J. Aron be responsible for the payment of any amounts to Counterparty or the party to whom the assignment and novation is made in consideration of or in relation to the assignment and novation specifically, or

(2)	Counterparty shall enter into an agreement with J. Aron to terminate and settle, in whole or in part, this Agreement and the Covered Transactions hereunder.
(f)	Secured Trading Line Fees. Counterparty hereby agrees to pay to Aron the following fees:
(1)	Facility Fees. Except with respect to the Initial Transactions, Counterparty shall pay Aron a fee (the “Facility Fee”) equal to U.S. $0.10 per Barrel for each Covered Transaction which is accepted by Aron pursuant to the terms of any tri-party agreement entered into between Aron, Counterparty and another counterparty; provided, that (i) in the case of the Initial Transactions, the Facility Fee shall be equal to U.S. $0.05 per Barrel and (ii) in the case of Covered Transactions which are swap transactions, Counterparty may elect to pay Aron such Facility Fee over the term of such Transaction by entering into an amendment with Aron to such Transaction to amend the strike price by an amount equal to U.S. $0.10 in favor of Aron, such amendment to be acceptable to Aron in its sole discretion.

“Initial Transactions” means the transactions set forth on Exhibit 1 which may be accepted by Aron subject to (i) the terms of tri-party agreements to be entered into between Aron, Counterparty and such other counterparties identified on Exhibit 1, such agreements to be mutually agreed among Aron, Counterparty and such third party and (ii) confirmations between (a) Counterparty and such other counterparties identified on

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Exhibit 1, (b) Aron and Counterparty and (c) Aron and such other counterparties identified on Exhibit 1, each of which are acceptable to Aron; provided that such transactions shall constitute Initial Transactions only to the extent such transactions are assigned to Aron within sixty (60) days of the March 17, 2006.

(2)	Exposure Fees. On the first Local Business Day of each month following the Exposure Fee Accrual Period, Counterparty shall pay to Aron an exposure fee (the “Exposure Fees”) in an amount equal to:
(x)	the Daily Average Covered Transactions Mark-to-Market Amount for such Exposure Fee Accrual Period; multiplied by

(y)	the Default Rate.
As used herein:

“Daily Average Covered Transactions Mark-to-Market Amount” means, for any Exposure Fee Accrual Period, the average, for each Local Business Day during such Exposure Fee Accrual Period, of the greater of (1) the Covered Transactions Mark-to-Market Amount for such Local Business Day and (2) zero.

“Exposure Fee Accrual Period” means each period, beginning on the date of a Trigger Event and ending on the date on which Counterparty indefeasibly pays in full all amounts owing to Aron pursuant to Section 6 of the Agreement.

(3)	Fees Non-Refundable. All Exposure Fees, once paid, are non-refundable.
(g)	Volume Limitations. Counterparty hereby agrees that it shall not enter into, or have outstanding, any Crack Spread Hedge Agreements other than Crack Spread Hedge Agreements entered into with the purpose and effect of hedging price risk on fuels expected to be produced and sold by the Counterparty, provided that at all times:
(1)	the Net Contract Volume for each single day (determined, in the case of Crack Spread Hedge Agreements that are not settled on a daily basis, by a daily proration acceptable to Aron) is greater than zero and less than the Maximum Total Capacity; and

(2)	the Net Volume for each single future month (determined, in the case of Crack Spread Hedge Agreements that are not settled on a monthly basis, by a monthly proration acceptable to Aron) is greater than zero and less than or equal to 80% of Counterparty’s estimated fuels production for such month.
     The restrictions set forth in this clause (g) are referred to herein as the “Volume Limitations”.
(h)	Volume Reports. Counterparty hereby agrees to deliver to Aron, promptly following (but in any event no later than 60 days after) June 30 in each year (commencing with June 30, 2006, a report as of such June 30 certified by an appropriately authorized officer of Counterparty, each such report, a “Volume Report”) setting forth in reasonable detail the volumes of fuel covered by each Crack Spread Hedge Agreement to which Counterparty is a party, broken out monthly and separately identifying Net Volumes and Net Contract Volumes for Counterparty for such month, volumes for Long Price Hedges and Short Price Hedges for such month (each broken out for Crack Spread Hedge Agreements under this Agreement and Crack Spread Hedge Agreements not

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under this Agreement) and volumes of estimated fuels for such month, all in form, scope and detail satisfactory to Aron and setting forth such supporting detail as Aron may request. Each Volume Report shall be addressed to Aron and shall be accompanied by a certificate of a Financial Officer of Counterparty to the effect that such Volume Report is a true and correct copy thereof. In addition, Counterparty shall from time to time deliver to Aron all other information, reports and data which Aron has requested in connection with the Volume Reports.

(i)	Certain Conditions Precedent. No Covered Transaction, or any extension or renewal thereof, may be entered into, and the obligations of Aron under clause (d) of this Part 7 shall not become effective, until the date on which Aron shall have received, reviewed or completed each of the following, each satisfactory to it in form and substance:
(1)	Executed Counterparts. From Counterparty,
(a)	an executed counterpart of this Agreement (including the Schedule to this Agreement) signed on behalf of Counterparty, and

(b)	executed copies of the PP&E Credit Agreement, the ABL Credit Agreement, the Security Agreement (as defined in the PP&E Credit Agreement), the other Loan Documents and all other documents relating to the PP&E Credit Agreement, the ABL Credit Agreement and any other financing arrangements, in form and substance satisfactory to Aron and certified as true, correct and complete copies by a Financial Officer of Counterparty,

(c)	executed and notarized copies of all Mortgage Instruments, Mortgage Policies and other documents required to be delivered to the Administrative Agent under Section 5.01(d) of the PP&E Credit Agreement and the Agent under Section 6.1(d) of the ABL Credit Agreement,

(d)	(i) copies of insurance policies or certificates of insurance evidencing liability, casualty insurance and business interruption insurance meeting the requirements set forth in Section 5.01(e) of the PP&E Credit Agreement, which shall be satisfactory to Aron, including, but not limited to, naming Aron as additional insured and loss payee, and (ii) a certificate, dated the Effective Date, of a Financial Officer of Counterparty setting forth the insurance obtained by it in accordance with the requirements of this Part 7 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid, and

(e)	executed copies of each Material Agreements. For purposes of the foregoing, “Material Agreements” means any agreement or arrangement to which Counterparty or any Domestic Entity is a party (i) that is deemed to be a material contract under any securities law applicable to Counterparty or any Domestic Entity, including the Securities Act of 1933, as amended.
(2)	Part 3 Documents. Each document referred to in Part 3 that is required to be delivered upon execution of this Agreement.

(3)	Opinion of Counsel to Counterparty. A reliance letter (addressed to Aron and dated the Effective Date) of Fulbright & Jaworski L.L.P., counsel for Counterparty and the Credit Support Providers, in form and substance satisfactory to Aron, with respect to (i) the

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opinion letter, dated as of January 3, 2008 and delivered by Fulbright & Jaworski L.L.P. to Bank of America, N.A., as Agent for each of the lenders party to the PP&E Credit Agreement and (ii) the opinion letter, dated as of January 3, 2008 and delivered by Fulbright & Jaworski L.L.P. to Bank of America, N.A., as Agent for each of the lenders party to the ABL Credit Agreement.

(4)	Corporate and Partnership Documents. Such documents and certificates as Aron may reasonably request relating to the organization, existence and good standing of Counterparty, each Credit Support Provider and of Counterparty’s general partner, the authorization of the transactions contemplated hereby and any other legal matters relating to Counterparty and the Credit Support Providers and Counterparty’s general partner, this Agreement, the other Secured Trading Line Documents or the transactions contemplated hereby and thereby as Aron may reasonably request, all in form and substance satisfactory to Aron.

(5)	Officer’s Certificate. A certificate, dated the Effective Date and signed by a Financial Officer of each Counterparty, acting for and on behalf of each Counterparty, confirming that each representation of Counterparty set forth herein and in Section 3 of the Agreement, incorporated by reference herein in each case with respect to each of the documents referred to in Part 3, is true and correct on such date as if made on and as of such date and that no Event of Default or Potential Event of Default has occurred and is then continuing.

(6)	UCC, Tax Lien and Judgment Searches. Reports, dated as of a date substantially contemporaneous with the PP&E Credit Agreement and reasonably satisfactory to Aron listing the results of Uniform Commercial Code filing, tax lien, and judgment searches prepared by one or more firms satisfactory to Aron with respect to each Counterparty in each jurisdiction in which it maintains its principal place of business or in which any of the PP Collateral is located.

(7)	Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Credit Support Documents or under law or reasonably requested by Aron to be filed, registered or recorded in order to create in favor of Aron a perfected Lien on the collateral described therein, and each such document shall be in proper form for filing, registration or recordation. In addition, Counterparty shall have taken such other action as Aron shall have requested in order to perfect the security interests created under the Collateral Documents and the Security Documents.

(8)	Operational and Environmental Reports. Aron shall have received the following reports, each in form and substance satisfactory to the Aron: (i) an operational report prepared in connection with the PP&E Credit Agreement by Purvin & Gertz with respect to the Refinery Properties and (ii) and environmental report prepared in connection with the PP&E Credit Agreement by Arcadis covering the Refinery Properties and such other Real Properties as requested by Aron.

(9)	Solvency. A Solvency Certificate of Counterparty and each other initial Credit Support Provider dated as of the Effective Date.

(10)	Fees. Such other fees and expenses as Counterparty shall have agreed in writing to pay to Aron in connection herewith.

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(11)	Other Documents. Such other documents as Aron may reasonably request.
(j)	Additional Collateral.
(a)	Mandatory Additional Collateral. If on any date the Consolidated Leverage Ratio is greater than or equal to 4:00 to 1.0 (or 3.75 to 1.0 after June 30, 2009), then, upon request from Aron, Counterparty shall, at its own cost and expense, promptly (and in any event within one Local Business Day after the date of such request) deliver to Aron Eligible Collateral having an aggregate Value equal to the excess, if any, of the Covered Transactions Mark-to-Market Amount over the sum of the following: (i) the Required LC Amount; (ii) the Optional Additional Collateral, if any; and (iii) U.S.$25,000,000 (such collateral, the “Mandatory Additional Collateral”).

(b)	Optional Additional Collateral. If on any date, the Covered Transactions Mark-to-Market Amount exceeds U.S. $100,000,000, Counterparty may elect to deliver to Aron Eligible Collateral in order to facilitate additional Covered Transactions under this Agreement (such collateral, the “Optional Additional Collateral”), subject to Counterparty and Aron entering into a Credit Support Annex, the terms of which shall be satisfactory to Aron in its sole discretion.
(k)	Additional Covenants.
(a)	Counterparty covenants and agrees, for the benefit of Aron, to:
(1)	deliver to Aron all of the statements, certificates, notices and other information delivered to any Lender or Required Lender or the Administrative Agent under Sections 7.01, 7.02 and 7.03 of the PP&E Credit Agreement; provided, that concurrent with the deliverables required pursuant to Section 7.02(b), Counterparty shall deliver to Aron a certificate of a Financial Officer of Counterparty stating the current outstanding amount of funded Indebtedness under the PP&E Credit Agreement as of such date;

(2)	except as set forth in clause (k)(1), perform, comply with and be bound by each of its covenants, agreements and obligations contained in Articles 7 and 8 of the PP&E Credit Agreement (other than (i) Sections 7.11, 7.12, 8.10 and 8.16 and (ii) those subsections referred to in clause (1) above);

(3)	notify Aron of each proposed amendment, modification and supplement to, and waiver of any provision under, the PP&E Credit Agreement, the ABL Credit Agreement and the other Loan Documents; and

(4)	provide Aron with annual updates relating to each Material Contract, including, but not limited to amendments, waivers, modifications or additional Material Contracts.
(b)	Counterparty covenants and agrees, for the benefit of Aron, that it shall not, without the consent of Aron, (A) amend, change, waive, discharge or terminate either Section 9.03 of the PP&E Credit Agreement or Section 9 of the Security Agreement so as to alter the manner of application of any payment of proceeds of Collateral so as to provide for

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distributions in respect of the obligations under the Crack Spread Hedge Agreement to any such Approved Counterparty on a basis less favorable than ratably with the principal obligations under the Term Loans, (B) change the definition of “Approved Counterparties” set forth in Section 1.01 of the PP&E Credit Agreement in a manner adverse to any such Approved Counterparty, (C) change the definition of “Secured Obligations” set forth in the Security Agreement so as to exclude any obligations of the applicable Consolidated Party(ies) existing under any Secured Crack Spread Hedge Agreement to which any such Approved Counterparty is a party that would have been included prior to such change or (D) amend, change, waive discharge or terminate Section 11.01(a)(v) of the PP&E Credit Agreement. Notwithstanding anything herein to the contrary, for purposes of this clause (b) of Part 7(k), the terms “Collateral”, “Crack Spread Hedge Agreement”, “Approved Counterparty”, “Term Loans”, “Consolidated Party(ies)”, “Security Agreement”, “Secured Crack Spread Hedge Agreement” shall have the meanings ascribed to such terms in the PP&E Credit Agreement.
Without limiting the generality of the foregoing, the provisions of the PP&E Credit Agreement referred to in clauses (a)(2) and (b)(1) above, together with related definitions and ancillary provisions and schedules and exhibits, are hereby incorporated herein by reference, as if set forth herein in full, mutatis mutandis; provided that, as incorporated herein (unless the context otherwise requires):
(i)	each reference therein to “this Agreement”, “the Loans”, “the Term Loans”, “the Commitments”, “the Obligations”, “the Credit-Linked Letters of Credit” or “the Loans” or any other like term shall be deemed to be a reference to this Agreement and the Transactions hereunder, as the case may be;

(ii)	each reference therein to any “Administrative Agent”, any “Lender” or the “Required Lenders” or the “Secured Parties” or the “PP&E Secured Parties” or any other like term shall be deemed to be a reference to Aron hereunder;

(iii)	each reference therein to the “Loan Documents” or the like shall be deemed to be a reference to the Secured Trading Line Documents; and

(iv)	each reference therein to the “Collateral” or the like shall be deemed to be a reference to the Collateral as defined herein.
(l)	Guarantors. Without limiting the provisions of Section 7.13 of the PP&E Credit Agreement, if any domestic Subsidiary is created or acquired after the Effective Date by Counterparty, Counterparty shall promptly cause such Subsidiary to become a Guarantor under the Guaranty (and, accordingly, a Credit Support Provider of Counterparty hereunder), and to take such actions and execute and deliver to Aron such documents with respect to such Subsidiary that are consistent with the actions taken and documents delivered with respect to Counterparty pursuant to clause (i) of this Part 7.

(m)	Further Assurances. Counterparty shall from time to time execute and deliver, or cause to be executed and delivered by Counterparty, such additional mortgages, deeds of trust, chattel mortgages, security agreements, financing statements, reports, instruments, legal opinions, certificates or documents, all in form and substance satisfactory to Aron, and take all such actions as may be requested hereunder or as Aron may reasonably request, in each case for the purposes of implementing or further effectuating the provisions of this Agreement and the other Secured Trading Line Documents, or of more fully perfecting or renewing the rights of Aron with respect

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to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by Counterparty or any Subsidiary Guarantor which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by Aron of any power, right, privilege or remedy pursuant to this Agreement or the other Secured Trading Line Documents that requires any consent, approval, recording qualification or authorization of any governmental authority, the Counterparty shall execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that Aron may be required to obtain from the Counterparty or any of the Subsidiary Guarantors for such governmental consent, approval, recording, qualification or authorization.

(n)	Certain Definitions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The term “date hereof” refers to the date of this Agreement first above written. Unless the context requires otherwise (1) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (2) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof (each, for purposes of this paragraph, a “law”), shall refer to that law as amended from time to time and shall include any successor law, (3) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (4) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (5) all references herein to Sections, Parts, Annexes, Schedules and Exhibits shall be construed to refer to Sections and Parts of, and Annexes, Schedules and Exhibits to, this Agreement.

As used herein, the following terms have the meanings given to them below:

“ABL Collateral” means the “Working Capital Collateral” as defined in the Intercreditor Agreement.

“ABL Credit Agreement” means that certain Credit Agreement, dated as of January 3, 2008, among the Counterparty, Calumet Shreveport, LLC, Calumet Shreveport Lubricants & Waxes, LLC, and Calumet Shreveport Fuels, LLC, as Borrowers, Certain Financial Institutions party thereto, as Lenders and Bank of America, N.A., as Agent and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, after giving immediate effect to any amendments, modifications or supplements thereto, or waiver thereof, after the date the ABL Credit Agreement becomes effective, without necessity for any act by Aron.

“Aron Letter of Credit” one or more Letters of Credit naming Aron (or an Affiliate thereof designated by Aron) as beneficiary in an initial stated amount of $50,000,000.

“Cash” means the lawful currency of the United States of America..

“Calumet Company” means Counterparty and each of its Subsidiaries.

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“Collateral” means, collectively, the PP&E Collateral, the ABL Collateral and all other collateral pledged by Counterparty and the Credit Support Providers to Aron under the Secured Trading Line Documents.

“Collateral Documents” has the meaning set forth in the PP&E Credit Agreement.

“Consolidated Leverage Ratio” has the meaning set forth in the PP&E Credit Agreement.

“Covered Transaction” means, individually and in the aggregate, all Transactions which are Specified Crack Spread Transactions entered into between Aron and Counterparty (so long as the conditions set forth in clauses (d) and (i) of Part 7 of this Agreement are satisfied (and with respect to clause (i) of Part 7, both prior to and after giving effect to such Transaction); provided, however, that Aron may, in its sole discretion, elect to include a Transaction which is not a Covered Transaction evidenced by long form Confirmations within the scope of this Agreement under terms, including extraordinary credit terms to be set by Aron, to be agreed by Aron and Counterparty.

“Covered Transactions Mark-to-Market Amount” means the aggregate mark-to-market position of all Covered Transactions as determined by the Calculation Agent in a commercially reasonable manner at the close of each Local Business Day. If such position is in favor of Aron, the Covered Transactions Mark-to-Market Amount will be stated as a positive number. If such position is in favor of Counterparty (to be construed in the aggregate), the Covered Transactions Mark-to-Market Amount will be stated as a negative number.

“Crack Spreads” means the spread created by the purchase of crude oil for delivery in the future and the sale of gasoline and/or diesel, jet fuel and heating oil under contract for future delivery.

“Crack Spread Hedge” means a cash-settled commodity transaction (including an option, swap, floor, cap, collar, forward sale or forward purchase) which is provided for the purpose of managing its risk with respect to the spread created by the purchase by a party of crude oil for delivery in the future and the sale by such party of gasoline and/or diesel, jet fuel and heating oil under contract for future delivery (regardless of whether such transaction is effected by means of a futures contract or an over-the-counter hedging agreement).

“Crack Spread Hedge Agreement” means any agreement (including each Confirmation) evidencing a Crack Spread Hedge.

“Credit Support Provider” means, collectively:
(a)	each Counterparty; and

(b)	each Calumet Company (other than Counterparty) that is a mortgagor under a Mortgage Instrument or a Guarantor under the Guaranty.
“Daily Average Covered Transactions Mark-to-Market Amount” has the meaning set forth in Part 7(f)(3).

“Effective Date” means January 3, 2008.

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“Eligible Collateral” means Cash or Letters of Credit.
“Eligible Financial Institution” means a U.S. commercial bank or a foreign bank with a U.S. branch with such bank having a credit rating of at least A- from S&P or A3 from Moody’s.
“Exposure Fee” has the meaning set forth in Part 7(f)(3) of this Agreement.

“Exposure Fee Accrual Period” has the meaning set forth in Part 7(f)(3) of this Agreement.

“Facility Fee” has the meaning set forth in Part 7(f)(2) of this Agreement.

“Facility Termination Date” means the earlier of:
(a)	the Scheduled Maturity Date; and

(b)	the first day following the Voluntary Trading Period Termination Date (if any) on which no Covered Transaction is outstanding.
          ”Financial Officer” means, as to any Counterparty or any of the Credit Support Providers, the chief financial officer, treasurer or other officer thereof acceptable to Aron.
          “Guarantors” means “Guarantor” as defined in the PP&E Credit Agreement and “Guarantor” as defined in the ABL Credit Agreement.
          “Guaranty” has the meaning set forth in the PP&E Credit Agreement.
          “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of January 3, 2008, among the Counterparty, as the Company and as a Grantor and certain affiliates of the Company, as Grantor, and Bank of America, N.A., as the Working Capital Agent and Bank of America, N.A., as the Term Loan Agent and Bank of America, N.A., as the Control Agent which is attached as Annex A hereto, without giving effect to any amendments, modifications or supplements thereto, or waiver or termination thereof, after the date the Intercreditor Agreement becomes effective; provided that if Aron (in its sole discretion) consents to such amendment, modification, supplement or waiver of the Intercreditor Agreement on or after the date the Intercreditor Agreement becomes effective, then the term “Intercreditor Agreement” shall refer to the Intercreditor Agreement as so amended, modified, supplemented or waived.
          “Involuntary Disposition Prepayment Event has the meaning set forth in the PP&E Credit Agreement.
          “Letters of Credit” means one or more irrevocable, transferable standby letters of credit which are in a form and substance acceptable to Aron in its sole discretion and are issued by an Eligible Financial Institution for the account of Counterparty or one of its Affiliates and for the benefit of Aron. Costs of the Aron Letter of Credit shall be borne by Counterparty. For purposes of determining the amount of the Aron Letter of Credit, the amount of such Aron Letter of Credit shall equal its face value at the time of valuation unless it expires within twenty (20) days of such time, in which case its value shall be zero and Aron shall be entitled to draw down the Letter of Credit up to its full face amount to hold as Credit Support.

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          “Letter of Credit Default” means, with respect to any Letter of Credit, the related issuing bank (a) becomes subject to any event analogous to an event specified in Section 5(a)(vii) of this Agreement, (b) fails to comply with or perform its obligations under such Letter of Credit if such failure shall continue after the lapse of any applicable grace period, (c) shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity of such Letter of Credit or (d) ceases to be an Eligible Financial Institution.
          “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
          “Loan Documents” means the “Loan Documents” as defined in the PP&E Credit Agreement .
          “Mandatory Additional Collateral” has the meaning set forth in Part 7(j)(a) of this Agreement.
          “Material Adverse Effect” means “Material Adverse Effect” as defined in the PP&E Credit Agreement; provided that references to “Loan Documents” shall be deemed to be references to this Agreement.
          “Maximum Total Capacity” means (i) 25 thousand U.S. Barrels per day of Crack Spread Hedges for the current calendar month and the subsequent twenty-three (23) calendar months, or (ii) 20 thousand U.S. Barrels per day of Crack Spread Hedges for the period thereafter.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Net Contract Volume” means, for each month as at any date of determination, an amount (which may be less than zero) equal to:
(x)	the aggregate notional quantity or volume of Crack Spreads for that month under all outstanding Short Price Hedges under this Agreement; minus
          (y) the aggregate notional quantity or volume of Crack Spreads for that month under all outstanding Long Price Hedges under this Agreement.
          “Net Volume” means, for each month as at any date of determination, an amount (which may be less than zero) equal to:
(x)	the aggregate notional quantity or volume of Crack Spreads for that month under all outstanding Short Price Hedges; minus

(y)	the aggregate notional quantity or volume of Crack Spreads for that month under all outstanding Long Price Hedges.
          “Optional Additional Collateral” has the meaning set forth in Part 7(j)(b) of this Agreement.

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          “Person” means an individual, corporation (including a business trust), partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.
          “Platts” means Platts Oilgram Price Report.
          “PP&E Collateral” means the Term Loan Collateral” as defined in the Intercreditor Agreement.
          “PP&E Credit Agreement” means that certain Credit Agreement, dated as of January 3, 2008, among the Counterparty, as Borrower, The Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and Credit-Linked L/C Issuer and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, without giving effect to any termination thereof, but after giving immediate effect to any amendments, modifications or supplements thereto without necessity for any further act by Aron, after the date the PP&E Credit Agreement becomes effective, other than (i) such amendments, modifications, waivers or supplements to Section 7.07 (Maintenance of Insurance), Section 8.01 (Liens) or Section 8.05 (Dispositions) of the PP&E Credit Agreement and (ii) such amendments, modifications, waivers or supplements that release any material part of the PP&E Collateral,; provided, that if Aron (in its sole discretion) consents to such amendment, modification, supplement or waiver of the PP&E Credit Agreement described in (i) and (ii) above on or after the date the PP&E Credit Agreement becomes effective, then the term “PP&E Credit Agreement” shall refer to the PP&E Credit Agreement as so amended, modified, supplemented or waived; and provided, further, that PP&E Credit Agreement shall refer to such agreement after giving immediate effect to any waivers of Events of Default thereunder, except with respect to (i) an Event of Default under Section 9.01(b) of the PP&E Credit Agreement due to failure of a Loan Party (as defined in the PP&E Credit Agreement) to perform or observe any term, covenant or agreement contained in Sections 8.01 (Liens) and 8.05 (Dispositions) of the PP&E Credit Agreement and (ii) an Event of Default under Section 9.01(c) of the PP&E Credit Agreement due to failure of a Loan Party to perform or observe Section 7.07 (Maintenance of Insurance) of the PP&E Credit Agreement.
          “Price Hedge” means each Crack Spread Hedge Agreement. A Price Hedge is referred to herein as a “Long Price Hedge” if Counterparty would benefit from an increase in Crack Spreads thereunder and as a “Short Price Hedge” if Counterparty would benefit from a decrease in Crack Spreads thereunder.
          “Real Properties” has the meaning set forth in the PP&E Credit Agreement.
          “Refinery Properties” has the meaning set forth in the PP&E Credit Agreement.
          “Required LC Amount” means U.S. $50,000,000.
          “Security Agreement” means that certain Security and Pledge Agreement, dated as of January 3, 2008, among the Counterparty, as Borrower, the Domestic Subsidiaries and other affiliates of the Borrower from time to time party thereto, as Guarantor and Obligors and Bank of America, N.A., in its capacity as Administrative Agent for the holders of the Secured Obligations, without giving effect to any amendments, modifications or supplements thereto, or waiver or termination thereof, after the date the Security Agreement becomes effective; provided that if Aron (in its sole discretion) consents to such amendment, modification, supplement or waiver of

27

the Security Agreement on or after the date the Security Agreement becomes effective, then the term “Security Agreement” shall refer to the Security Agreement as so amended, modified, supplemented or waived.
          “Scheduled Maturity Date” means January 3, 2015, provided that the Scheduled Maturity Date may be extended at any time and from time to time to December 31 in any subsequent year if Aron and Counterparty so agree (it being understood that no party shall be obligated to agree to any such extension of the Scheduled Maturity Date, and may withhold its consent to any such extension in its sole discretion).
          “Secured Obligations” has the meaning set forth in the Security Agreement.
          “Secured Trading Line Documents” means this Agreement (including the Schedule) and all Confirmations of Covered Transactions and the Credit Support Documents.
          “Security Documents” has the meaning set forth in the ABL Credit Agreement.
          “Solvency Certificate” means a certificate of Counterparty or one if its Affiliates (as applicable), addressed to Aron, certifying that, as of the date of such certificate, Counterparty or such Affiliate (as applicable) is Solvent.
          “Solvent” means that, as of any date of determination as to any Person, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (1) “debt” means liability on a “claim”, and (2) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
          “Specified Crack Spread Transaction” means any Transaction between Aron and Counterparty that satisfies (in the good faith judgment of the Calculation Agent) each of the following conditions:
(a)	such Transaction is a Crack Spread Hedge;

(b)	the effective date of such Transaction falls during the Trading Period; and

(c)	no part of the term of such Transaction falls after the Scheduled Maturity Date.
          “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
          “Subsidiary” has the meaning set forth in the PP&E Credit Agreement.

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          “Term” means the period beginning on the Effective Date and ending on the Scheduled Maturity Date.
          “Trading Period” means the period from and including the Effective Date to but excluding the earlier of (a) the Scheduled Maturity Date and (b) the Voluntary Trading Period Termination Date.
          “Value” means, as of any date of determination:
(a)	with respect to Cash, the amount thereof;

(b)	with respect to a Letter of Credit, the amount then available to be drawn by Aron under the terms of such Letter of Credit when the conditions for drawing thereunder (if any) are satisfied;

(c)	with respect to any other property, U.S.$0.
          “Volume Limitations” has the meaning set forth in Part 7(g) of this Agreement.
          “Volume Reports” has the meaning set forth in Part 7(h) of this Agreement.
          “Voluntary Trading Period Termination” has the meaning set forth in Part 7(e) of this Agreement.
          “Voluntary Trading Period Termination Date” has the meaning set forth in Part 7(e) of this Agreement.
[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

J. ARON & COMPANY	CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP

By: CALUMET LP GP, LLC, Its General Partner

By:

Name:	Name:

Title:	Title:

Date:	Date:

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EXHIBIT 1
INITIAL TRANSACTIONS

31

ANNEX A
INTERCREDITOR AGREEMENT

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(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)
ISDA®
International Swaps and Derivatives Association, Inc.
CREDIT SUPPORT ANNEX
to the Schedule to the

dated as of
between
J. Aron & Company and Calumet Lubricants Co., Limited Partnership

(“Party A”)	(“Party B”)
This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.
Accordingly, the parties agree as follows:—
Paragraph 1. Interpretation
(a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.
(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.
Paragraph 2. Security Interest
Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.
Copyright © 1994 by International Swaps and Derivatives Association, Inc.

Paragraph 3. Credit Support Obligations
(a) Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:
(i) the Credit Support Amount
exceeds
(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.
(b) Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:
(i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds
(ii) the Credit Support Amount.
“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.
Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and Substitutions
(a) Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:
(i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and
(ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.
(b) Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.
(c) Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).
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(d) Substitutions.
(i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and
(ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.
Paragraph 5. Dispute Resolution
If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:
(i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:
(A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;
(B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and
(C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.
(ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.
Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.
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Paragraph 6. Holding and Using Posted Collateral
(a) Care of Posted Collateral. Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.
(b) Eligibility to Hold Posted Collateral; Custodians.
(i) General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.
(ii) Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.
(iii) Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.
(c) Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:
(i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and
(ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.
For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.
(d) Distributions and Interest Amount.
(i) Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).
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(ii) Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.
Paragraph 7. Events of Default
For purposes of Section 5(a)(iii)(l) of this Agreement, an Event of Default will exist with respect to a party if:
(i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;
(ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or
(iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.
Paragraph 8. Certain Rights and Remedies
(a) Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:
(i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;
(ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;
(iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and
(iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.
Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.
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(b) Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):
(i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;
(ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;
(iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and
(iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:
(A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and
(B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.
(c) Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).
(d) Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.
Paragraph 9. Representations
Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:
(i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;
(ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;
(iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and
(iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.
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Paragraph 10. Expenses
(a) General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.
(b) Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).
(c) Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.
Paragraph 11. Miscellaneous
(a) Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.
(b) Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.
(c) Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).
(d) Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.
(e) Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.
(f) Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.
ISDA® 1994

7

Paragraph 12. Definitions
As used in this Annex:—
“Cash” means the lawful currency of the United States of America.
“Credit Support Amount” has the meaning specified in Paragraph 3.
“Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13.
“Delivery Amount” has the meaning specified in Paragraph 3(a).
“Disputing Party” has the meaning specified in Paragraph 5.
“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.
“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.
“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.
“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).
“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:
(x) the amount of that Cash on that day; multiplied by
(y) the Interest Rate in effect for that day; divided by
(z) 360.
“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.
“Interest Rate” means the rate specified in Paragraph 13.
“Local Business Day”, unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.
ISDA® 1994

8

“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Notification Time” has the meaning specified in Paragraph 13.
“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.
“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.
“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.
“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).
“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.
“Posted Credit Support” means Posted Collateral and Other Posted Support.
“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to die resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.
“Resolution Time” has the meaning specified in Paragraph 13.
“Return Amount” has the meaning specified in Paragraph 3(b).
“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.
“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.
“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).
“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).
“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:
(i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;
(ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;
(iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and
(iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.
ISDA® 1994

9

“Valuation Agent” has the meaning specified in Paragraph 13.
“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.
“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.
“Valuation Time” has the meaning specified in Paragraph 13.
“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:
(i) Eligible Collateral or Posted Collateral that is:
(A) Cash, the amount thereof; and
(B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;
(ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and
(iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.
ISDA® 1994

10

CREDIT SUPPORT ANNEX
to the Schedule to the
Master Agreement
dated as of March 17, 2006,
And Amended and Restated as of January 3, 2007
between
J. ARON & COMPANY (“Aron”)
and
CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP
(“Counterparty”).
Paragraph 13. Elections and Variables
(a) Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:
With respect to Aron.: Not applicable.

With respect to Counterparty: Not applicable.
(b) Credit Support Obligations.
(i)	This Annex is amended to delete the definition of (and all references to) “Credit Support Amount” therein. This Annex is further amended by restating Paragraph 3 thereof to read in its entirety as follows

“Paragraph 3. Credit Support Obligations
(A)	“Delivery Amount”.

(i)	With respect to Mandatory Additional Collateral. Subject to Paragraphs 4 and 5, within two (2) Local Business Days of request by Aron under clause (j)(a) of Part 7, then Counterparty shall Transfer to Aron Eligible Collateral or Other Eligible Support (collectively, “Eligible Credit Support”) having an aggregate Value as of the date of Transfer at least equal to the excess, if any, of the Covered Transactions Mark-to-Market Amount over the sum of the following: (i) the Required LC Amount; (ii) the Optional Additional Collateral, if any; and (iii) U.S.$25,000,000.

(ii)	With respect to Optional Additional Collateral. Subject to Paragraphs 4 and 5, at Counterparty’s election, Counterparty shall Transfer to Aron Eligible Credit Support in an amount sufficient order to facilitate additional Covered Transactions under Part 7(d)(1).
(B)	“Return Amount”
(i)	With respect to Mandatory Additional Collateral. If on any date the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA is less than or equal to 3:75 to 1.0, then Aron will, within two (2) Local Business Days after receiving demand therefore (such demand to be accompanied by a certificate of a Financial Officer of Counterparty attesting to the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA), Transfer to Counterparty Posted Credit Support specified by Counterparty in a demand having a Value equal to the Delivery Amount provided by Counterparty in Paragraph 3, Clause (A)(i).

(ii)	With respect to Optional Additional Collateral. Not applicable.
For purposes of this Credit Support Annex, terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the ISDA Master Agreement, dated as of March 17, 2006, between Aron and Counterparty.”
(ii) Eligible Collateral. The following items will qualify as “Eligible Collateral” for the party specified:

			Counterparty	Valuation
				Percentage
(A	)	Cash	☑	100%

(B	)	Letters of credit from an Eligible Financial Institution in the form set forth in Annex A hereto or such other form acceptable to Aron	☑	100%

(C	)	Negotiable debt obligations issued by the U.S. Treasury Department having an original maturity at issuance of not more than one year (“Treasury Bills”) and maturing not more than 180 days from the date of Transfer by the Pledgor to the Secured Party	☑	98.5%
(iii) Other Eligible Support. Any other mutually acceptable collateral will qualify as “Other Eligible Support” for either party.
(iv) Thresholds.
(A) “Independent Amount” means with respect to Counterparty: US$0.00
(B) “Threshold” means with respect to Counterparty: Not Applicable
(C) “Minimum Transfer Amount” means with respect to Counterparty: US$25,000.
(D) Rounding. The Delivery Amount and the Return Amount will be rounded up and down to the nearest integral multiple of US$10,000, respectively.
(c)	Valuation and Timing.
(i) “Value” with respect to Eligible Credit Support shall be the “Value” thereof determined in accordance with the definition of such term in Part 7.
(ii) “Valuation Agent” means, for the purposes of Paragraphs 3 and 5, the party making the demand under Paragraph 3, and for the purposes of Paragraph 6(d), the Secured Party receiving or deemed to receive the Distributions or the Interest Amount, as applicable; provided however, that in all cases, if an Event of Default has occurred and is continuing with respect to the party designated as the Valuation Agent, then in such case, and for so long as the Event of Default continues, the Non-defaulting Party (either Aron or Counterpary) will be the Valuation Agent.

(ii) “Valuation Date” means each New York Business Day (as defined below) which, if treated as a Valuation Date, would result in a Delivery Amount or a Return Amount. A notice of the Valuation Agent’s calculations may be combined with a demand for a Delivery Amount or a Return Amount.
(iii) “Valuation Time” means the close of business in New York City on the Valuation Date; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.
(iv) “Notification Time” means 12:00 noon, New York time, on a New York Business Day. Notwithstanding Paragraph 4(b), if on any New York Business Day a demand for Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made by the close of business on that New York Business Day and, if any such demand is made after the Notification Time, the relevant Transfer will be made by the close of business on the next New York Business Day.
(v) “New York Business Day” means a Local Business Day in New York City.
(d) Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Event(s) will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):

	Aron	Counterparty
Illegality	☑	☑

Tax Event	☐	☐

Tax Event Upon Merger	☐	☐

Credit Event Upon Merger	☑	☑

Additional Termination Event(s):	☐	☐
(e) Substitution.
(i) “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).
(ii) Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.
(f) Dispute Resolution.
(i) “Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which notice of the dispute is given under Paragraph 5.
(ii) “Value”. For purposes of Paragraphs 5(i)(c) and 5(ii), disputes over Value will be resolved by the Valuation Agent seeking three mid-market quotes as of the relevant Valuation Date or date of Transfer from parties that regularly act as dealers in the securities or other property in question. The Value will be the arithmetic mean of the quotes received by the Valuation Agent.
(iii) “Alternative”. The provisions of Paragraph 5 will apply; provided, however, that pending the resolution of the dispute, Transfer of the undisputed Value of Eligible Credit Support or Posted Credit Support involved in the relevant demand will be due as provided in paragraph 5 if the demand is given by the Notification Time but will be due on the Second Local Business Day after the demand if the demand is given after the Notification Time. The parties agree that the mechanisms herein providing for resolution of disputes shall not be used if the amount in dispute does not exceed US$500,000.
(g) Holding and Using Posted Collateral.
(i) Eligibility to Hold Posted Collateral; Custodians. Aron and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:
(1) Aron is not a Defaulting Party and there is no Specified Condition that has occurred or is continuing with respect to Aron.
(2) Posted Collateral may be held only in the United States.
Initially, the Custodian for Aron is Goldman Sachs & Co.
(ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will apply to each party.
(h) Distributions and Interest Amount.
(i) Interest Rate. The “Interest Rate” will be the Federal Funds (Effective) rate minus 25 basis points as displayed on Telerate page 120. Notwithstanding anything herein to the contrary, each calendar month shall be an “Interest Period.”
(ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the third New York Business Day following the end of each Interest Period and on termination pursuant to Section 6 of this Agreement.
(iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.
(i) Additional Representations. none.

(j) Other Eligible Support and Other Posted Support. Not applicable.
(k) Demands and Notices.
All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

Aron:	as specified in Part 4 of the Schedule to the Agreement.

Counterparty:	as specified in Part 4 of the Schedule to the Agreement.
(1) Addresses for Transfers.

Aron:	as notified in writing from time to time.

Counterparty:	as notified in writing from time to time.
(m) Other Provisions.
(i) In Paragraph 4(d)(ii), the phrase “(or less than, but as close as practicable to)” shall be inserted in the second-to-last line after the words “equal to.”
(ii) Paragraph 7 is amended as follows: In clause (iii), the words “under this Annex” are inserted on line 1 after the words “or obligation” and the reference to “30 days” shall be “15 days.”
(iii) Paragraph 8(a) is amended as follows: In the second line, the words “Early Termination Period has commenced or an” are inserted before the term “Early Termination Date,” and on the fourth-from-last line, the words “or commodities” are inserted after the phrase “in the form of securities.”
(iv) Paragraph 1(b) is deleted and replaced by the following:
     “(b) Secured Party and Pledgor. All references in this Annex to the ‘Secured Party’ will be to Aron and all corresponding references to the ‘Pledgor’ will be to Counterparty; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as beneficiary thereof to provisions of law generally relating to security interest and secured parties.”
(v) Modifications to Paragraph 12. The following definitions of “Pledgor” and “Secured

Party” are substituted for the definitions of those terms contained in Paragraph 12 of this Annex:
     ‘Pledgor’ means Counterparty, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).
     ‘Secured Party’ means Aron, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Collateral.”
(vi) Counterparty, Aron and Goldman, Sachs & Co. (“GS&Co.”) hereby agree that Posted Credit Support may be held by GS&Co. as agent and securities intermediary on behalf of Aron. Counterparty acknowledges and GS&Co. agrees that GS&Co. will take only such actions with respect to such Posted Credit Support as Aron shall direct (including, but not limited to, instructions from Aron directing transfer of Posted Credit Support in circumstances prescribed by the provisions of this Annex), and in no event shall any consent of Counterparty be required for the taking of any such action by GS&Co.

CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP

J. ARON & COMPANY	By: CALUMET LP GP, LLC, Its General Partner

By: Calumet Operating, LLC, its sole member

By: Calumet Specialty Products Partners, L.P., its sole member

By: Calumet GP, LLC, its general partner

/s/ Susan Rudov		By:	/s/ R. Patrick Murray II

Name :	Susan Rudov	Name:	/s/ R. Patrick Murray II
Title:	Attorney In Fact	Title:	VP & CFO
Date:		Date:

Annex A
(Form of Letter of Credit Attached)

Form of Letter of Credit
IRREVOCABLE STANDBY LETTER OF CREDIT
[Insert Issuing Bank Letterhead]
[DATE], 2006
IRREVOCABLE STANDBY LETTER OF CREDIT NO.[—]
[Insert Name of Party B]
[Insert Party B Address]
Ladies and Gentlemen:
          At the request, on the instructions and for the account of Calumet Lubricants Co., Limited Partnership, a limited liability company organized under the laws of the State of Delaware (the “Company”), we hereby establish this Irrevocable Standby Letter of Credit No.                    , for a sum not exceeding                                          (the “Stated Amount”) in your favor, effective immediately and expiring at 4:00 p.m., New York City time on                                         , [insert month and year], or any automatic extension period provided for in the next paragraph (the dates referred to in the foregoing clauses (i) and (ii) being hereinafter referred to as the “Expiration Date”).
          This Letter of Credit shall be automatically extended without amendment from the current expiry date for a period of one year and from each successive future expiry date for additional one year periods unless we notify you in writing, registered mail, return receipt requested, or overnight courier service (to the above addressee or the transferee at the address set forth in such Annex B) at least 90 days prior to the then current expiry date, that we elect not to extend this Letter of Credit, provided however, that the Expiration Date shall not be extended beyond                                          (the “Final Expiry Date”). If any expiry date for this Letter of Credit falls on a day which is not a business day, this Letter of Credit shall expire on the next succeeding business day. The term “business day” means any day other than a Saturday, Sunday or legal holiday in the State of New York or a day on which banks in New York, New York are authorized or required to be closed. Upon your request, we agree to deliver a notice confirming the automatic extended expiration date.
          Multiple and partial drawings are permitted hereunder, provided however, that the aggregate drawing amount does not exceed the Letter of Credit Amount, and each such partial drawing shall reduce the then available balance of the Letter of Credit.

1

          Subject to the foregoing and the further provisions of this Letter of Credit, a demand for payment may be made by you by presentation to us at 1000 West Temple Street, 7th Floor, Mail Code: CA9-705-07-05, Los Angeles, CA 90012-1514, Attn: Standby Letter of Credit Dept;, of your drawing certificate in the form of Annex A attached hereto. Such certificate, which forms an integral part of this Letter of Credit, shall have all blanks appropriately filled in and shall be signed by one of your officers (each an “Authorized Office”), and delivered along with this Letter of Credit to us.
          Demand for payment may be made by you under this Letter of Credit prior to the Expiration Date hereof at our address set forth above on any business day. If demand for payment is made by you hereunder on a business day on or prior to 1:00 p.m., New York time, and your drawing certificate conforms to the terms and conditions hereof, payment shall be made to you on the next immediately succeeding business day. If demand for payment is made by you hereunder on a business day after 1:00 p.m., New York time, and your drawing certificate conforms to the terms and conditions hereof, payment shall be made to you on the second immediately succeeding business day.
          Demands for payment hereunder honored by us shall not, in the aggregate, exceed the Stated Amount in effect at the time, and each such drawing shall reduce pro tanto the Stated Amount of this Letter of Credit.
          Upon the earliest of (i) the honoring by us of the final drawing of all amounts available hereunder, and (ii) the Expiration Date hereof, this Letter of Credit shall automatically terminate.
          This Letter of Credit sets forth in full the terms of our undertaking, and this undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.
          This Letter of Credit is transferable in whole, but not in part, in connection with an assignment of your entire right, title and interest in and to, and all of your obligations under, the ISDA Master Agreement, dated as of March [      ], 2006, by and between J. Aron & Company and the Company and each confirmation and cover sheet issued thereunder, the “Agreement”) upon delivery to us of this Letter of Credit accompanied by a properly completed Notice of Transfer in the form of Annex B attached hereto. This Letter of Credit will not be transferred to any entity or person who is subject to sanctions issued by the U.S. Department of Commerce or to whom such transfer is prohibited by the Foreign Assets Control Regulations or any other United States regulations or laws. Upon such presentation and payment of our transfer charges in the amount of $500.00, we shall forthwith endorse such transfer on the reverse hereof to the transferee designated in such Notice. Upon any transfer of this Letter of Credit, all references herein, and in any annex hereto, to “you” and to the “Beneficiary” shall refer to the transferee designated in the notice delivered to us in the form of Annex B.
          We shall not be responsible for the content or verification of any statement presented pursuant to this Letter of Credit nor the authorization of any signer of any such statement.

2

          Upon the payment to you or your account of the amount specified in the drawing certificate, we shall be fully discharged on our obligation under this Letter of Credit with respect to such drawing, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such drawing to you or to any other person.
          All charges related to this Letter of Credit are for the Company’s account.
          This Letter of Credit shall be governed by, and construed in accordance with, the terms of the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the “Uniform Customs”). If this credit expires during an interruption of business as described in Article 17 of said Uniform Customs, the bank hereby specifically agrees to effect payment if the credit is drawn against within 10 days after the resumption of our business. As to matters not governed by the Uniform Customs, this Letter of Credit shall be governed by and construed in accordance with Article 5 of the Uniform Commercial Code as in effect in the State of New York.
          Communications with respect to this Letter of Credit shall be in writing and be addressed to us at [                                         ], specifically referring to the number of this Letter of Credit.
Very truly yours,

[                                         ]

By:
Title:

3

Annex A
DRAWING CERTIFICATE
 [Insert Name of Issuing Bank]
 [Insert Address of Issuing Bank]
 Ladies and Gentlemen:
          [                                         ] (the “Beneficiary”) hereby certifies to [                                         ] (the “Bank”), with reference to the Bank’s Irrevocable Standby Letter of Credit No. [     ] dated                                          (the “Letter of Credit”) in favor of                      or the transferee of the Letter of Credit,) that:
     1. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Letter of Credit.
     2. The Beneficiary is making a demand for payment under the Letter of Credit of the sum of $[      ], which amount does not exceed either (i) the current Stated Amount of the Letter of Credit, or (ii) the undrawn portion of the Letter of Credit.
     3. An Event of Default, Additional Event of Default, Additional Termination Event or Letter of Credit Default (as defined in the Agreement) has occurred and is continuing with respect to the Company.
     4. A copy of this certificate has, concurrently with the delivery hereof to the Bank, been sent by telecopy and by email to the chief financial officer and to the chief executive officer of the Company, using the telecopy and email information last provided to the Beneficiary by the Company.
     5. You are hereby directed to pay the amount so demanded to: [Insert wire transfer instruction with respect to bank account of the beneficiary of the Letter of Credit]
          IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Certificate as of the [      ] day of [month], [year].
Very truly yours,

[                                         ]

By:
Name:
Title:

4

Annex B
NOTICE OF TRANSFER
[Insert Name of Issuing Bank]
[Insert Address of Issuing Bank]
Attention: Letter of Credit Unit
Ladies and Gentlemen:
          [                                        ] (the “Transferor”) hereby provides this Notice of Transfer to [                                        ] (the “Bank”), with reference to the Bank’s Irrevocable Standby Letter of Credit No.                      dated                     (the “Letter of Credit”;) in favor of                      or the transferee of the Letter of Credit, that:
          1. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Letter of Credit.
2. Transferor has transferred its entire right, title and interest in and to the Letter of Credit, which is attached hereto, to [—— ] (the “Transferee”), and you are hereby requested to endorse the Letter of Credit to the Transferee as the new Beneficiary thereof. Transferor, by execution and delivery of this Notice of Transfer, hereby certifies that the transfer of the Letter of Credit has been made in connection and coincident with the assignment to the Transferee by Transferor of Transferor’s entire right, title and interest in and to, and all of its obligations under, the Agreement.
3. By this transfer all our rights as the transferor, including all rights to make drawings under the Letter of Credit, go to the transferee. The transferee shall have sole rights as beneficiary, whether existing now or in the future, including sole rights to agree to any amendments, including increases or extensions or other changes. All amendments will be sent directly to the transferee without the necessity of consent by or notice to us.
We enclose the original letter of credit and any amendments. Please indicate your acceptance of our request for the transfer by endorsing the letter of credit and sending it to the transferee with your customary notice of transfer.
For your transfer fee of $500.00
*	Enclosed is our check for $

*	You may debit my/our Account No.

5

We also agree to pay you on demand any expenses which may be incurred by you in connection with this transfer.
     The signature and title at the right conform with those shown in our files as authorized to sign for the beneficiary. Policies governing signature authorization as required for withdrawals from customer accounts shall also be applied to the authorization of signatures on this form. The authorization of the Beneficiary’s signature and title on this form also acts to certify that the authorizing financial institution (i) is regulated by a U.S. federal banking agency; (ii) has implemented anti-money laundering policies and procedures that comply with applicable requirements of law, including a Customer Identification Program (CIP) in accordance with Section 326 of the USA PATRIOT Act; (iii) has approved the Beneficiary under its anti-money laundering compliance program; and (iv) acknowledges that Bank of America, N.A. is relying on the foregoing certifications pursuant to 31 C.F.R. Section 103.121 (b)(6).

NAME OF BANK

AUTHORIZED SIGNATURE AND TITLE

PHONE NUMBER

NAME OF TRANSFEROR

NAME OF AUTHORIZED SIGNER AND TITLE

AUTHORIZED SIGNATURE

6

Execution Version
AMENDED AND RESTATED SCHEDULE
to the
ISDA MASTER AGREEMENT
dated as of
March 17, 2006
(the “Agreement”)
and Amended and Restated as of April 21, 2011
between
J. ARON & COMPANY,
a general partnership organized under the laws of the State of New York
(“Aron”),
and
CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP,
a limited partnership organized under the laws of the State of Indiana
(“Counterparty”)
As of the Restatement Effective Date (as defined in Part 7(e)), this Amended and Restated Schedule to the Agreement supersedes and replaces in its entirety the Amended and Restated Schedule dated as of January 3, 2008 to the Agreement. Until the Restatement Effective Date, the Amended and Restated Schedule dated as of January 3, 2008 to the Agreement shall continue to remain in full force and effect.
Part 1. Termination Provisions
(a)	“Specified Entity”
(i)	means, in relation to Aron, Goldman, Sachs & Co., Goldman Sachs Capital Markets, L.P., Goldman Sachs International, Goldman Sachs (Japan) Ltd., Goldman Sachs International Bank, Goldman Sachs (Asia) Finance, Goldman Sachs Financial Markets, L.P., Goldman Sachs Paris Inc. et Cie, Goldman Sachs Mitsui Marine Derivative Products, L.P., Goldman, Sachs & Co. oHG, J. Aron & Company (Singapore) Pte., and J. Aron & Company (U.K.) for the purpose of Section 5(a)(v), and shall not apply for purposes of Sections 5(a)(vi), 5(a)(vii) and 5(b)(iv); and

(ii)	means, in relation to Counterparty, for the purpose of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(iv), each of the Domestic Entities. For purposes hereof, the “Domestic Entities” means (i) Calumet Specialty Products Partners, L.P., (ii) Calumet LP GP, LLC, (iii) Calumet Operating, LLC and (iv) each Subsidiary of Counterparty organized under the laws of any political subdivision of the United States. For purposes of the foregoing, “Subsidiary” of a person shall mean a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of capital stock having ordinary voting power for the election of directors or other governing body (other than capital stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such person.

(b)	“Specified Transaction”. The term “Specified Transaction” in Section 14 of the Agreement is amended in its entirety as follows:

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, commodity spot transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, weather swap, weather derivative, weather option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) that is currently, or in the future becomes, recurrently entered into the financial markets (including terms and conditions incorporated by reference in such agreement) and that is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this agreement or the relevant confirmation.”

(c)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Aron and will apply to Counterparty, provided that (i) the phrase, “or becoming capable at such time of being declared,” shall be deleted from clause (1) of such Section 5(a)(vi); and (ii) the following language shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay;”

“Specified Indebtedness” will have the meaning specified in Section 14 of the Agreement. For the purpose of Section 5(a)(vi)(1), any reference to Specified Indebtedness becoming, or being declared, due and payable, shall in the case of Specified Indebtedness which is a Specified Transaction (as defined below), be deemed to be a reference to Specified Indebtedness being terminated by the other party to such Specified Transaction. For purposes of determining whether the aggregate amount of a Specified Indebtedness exceeds the applicable Threshold Amount with respect to a Specified Transaction for which a default, event of default or other similar condition or event (however described) has occurred, the amount owing by the defaulting party (“X”) in respect of such Specified Transaction shall be its mark-to-market value, reasonably determined by the other party to this Agreement as of the date on which such determination is being made, provided that the amount owing by X in respect of such Specified Transaction shall equal the Netted Close-out Amount (as defined below) if such Specified Transaction is governed by a master agreement.

“Netted Close-out Amount” means any amount payable or capable at such time of being declared due and payable by X in respect of an Early Termination Date under any ISDA Master

Agreement or any other similar final netted amount payable by X under any applicable master agreement.

“Threshold Amount” means in relation to Aron, U.S.$50,000,000 (or its equivalent in another currency) and in relation to Counterparty, U.S.$5,000,000 (or its equivalent in another currency).

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will apply to Aron and will apply to Counterparty; provided, however, that “Credit Event Upon Merger” shall not have its meaning as defined in Section 5(b)(iv), but shall mean, that (i) such Party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges into, or transfers all or substantially all its assets to, another entity (“Y”) or Y merges into X, any Credit Support Provider of X or any applicable Specified Entity of X, (ii) such action does not constitute an event described in Section 5(a)(viii), and (iii) (A) Standard and Poor’s Ratings Group, a division of The McGraw-Hill Companies Inc. or any successor organization (“S&P”) or Moody’s Investors Service, Inc. or any successor organization (“Moody’s”) rates the creditworthiness of the resulting, surviving or transferee entity immediately after such action below investment grade (investment grade being at least BBB- for S&P and Baa3 for Moody’s), or (B) neither S&P nor Moody’s rates the creditworthiness of the resulting, surviving or transferee entity immediately after such action. For the purpose of the forgoing Termination Event, the Affected Party will be either Party X or Party Y, as the case may be.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Aron and will not apply to Counterparty.

(f)	Payments on Early Termination. For the purpose of Section 6(e):
(i)	Close-Out Amount (as defined in Part 5(f)) will apply.

(ii)	The Second Method will apply.
(g)	“Termination Currency” means United States Dollars.

(h)	The parties agree to amend the following subsections of Section 5(a) as follows:
(i)	clause (i): in the third line of this clause, delete the word “third” and insert the word “first;”

(ii)	clause (ii): in the fifth line of this clause, delete the word “thirtieth” and insert the word “fifth;” and

(iii)	clause (vii)(4): delete, following the word “liquidation” in line 9, the clause beginning with “and, in the case of” and ending with the word “thereof” in line 13; and in Clause (vii)(7): delete, following the word “assets” in line 19, the clause beginning with “and such secured party” and ending with the word “thereafter” in line 21, to eliminate the 30-day grace period.

(iv)	The parties also agree to add a new clause (ix) as follows:
(ix)	Adequate Assurance. A party (“X”) fails to provide adequate assurance of its ability to perform all of its outstanding obligations hereunder to the other party

(“Y”) on or before 48 hours after a request for such assurance is made by Y when Y has reasonable grounds for insecurity.
(i)	Additional Events of Default with respect to Counterparty. Section 5(a) is hereby amended by including the following as clauses (x), (xi) and (xii) and the occurrence of one or more of the events or circumstances set forth in such clause (x), (xi) or (xii) shall constitute additional Events of Default to which Counterparty shall be the sole Defaulting Party; provided that the following clauses (x), (xi) and (xii) shall have no further force or effect from and after the Lien Annex Termination Date (as defined in the Lien Annex):
(x)	Failure by Counterparty to comply with any of the other covenants or agreements set forth in Part 7;

(xi)	The occurrence of an Involuntary Disposition Non-Reinvestment Event with respect to Net Cash Proceeds in excess of U.S.$50,000,000; and

(xii)	The occurrence of any of the events set forth in Paragraph 4 of the Lien Annex attached hereto.
(j)	Additional Termination Event will apply. It will constitute an Additional Termination Event hereunder upon the occurrence of any of the following events:
(i)	The failure of Counterparty to provide the Aron Letter of Credit no later than the Restatement Effective Date;

(ii)	The occurrence of a Letter of Credit Default; and

(iii)	Prior to the Lien Annex Termination Date, any of the following occurs with respect to Counterparty’s obligations to Aron under this Agreement:
(A)	such obligations cease to be secured by a first priority lien on Collateral pursuant to the Collateral Documents (except as provided therein);

(B)	such obligations cease to be equally and ratably secured and rank at least pari passu with Counterparty’s obligations to the holders of the Secured Hedge Obligations; or

(C)	such obligations cease to be guaranteed pursuant to the Subsidiary Guaranties at any time for any reason.
For the purpose of each of the foregoing Termination Events, Counterparty shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(k)	Early Termination. Notwithstanding anything to the contrary in Section 6(a) or Section 6(b), the parties agree that, except with respect to Transactions (if any) that are subject to Automatic Early Termination under Section 6(a), the Non-defaulting Party or the party that is not the Affected Party (in a case where a Termination Event under Section 5(b)(iv), or an Additional Termination Event for which there is a single Affected Party, has occurred) is not required to terminate the Transactions on a single day, but rather may terminate the Transactions over a commercially reasonable period of time (not to exceed ten days) (the “Early Termination Period”). The last day of the Early Termination Period shall be the Early Termination Date for purposes of Section 6; provided, however, that interest shall accrue on the Transactions terminated during the Early Termination Period prior to the Early Termination Date at the Non-default Rate.
Part 2. Tax Representations
(a)	Payer Tax Representations. For the purposes of Section 3(e), Aron and Counterparty make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purposes of Section 3(f), Aron and Counterparty make the following representations:
(i)	It is not acting as an agent or intermediary for any foreign person with respect to the payments received or to be received by it in connection with this Agreement.

(ii)	It is a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.
Part 3. Agreement to Deliver Documents
(a)	For the purpose of Section 4(a), Tax forms, documents, or certificates to be delivered are:

Party required to
deliver document	Forms/Documents/Certificates	Date by which to be delivered
Aron and Counterparty	United States Internal Revenue Service Form W-9, or any successor form.	(i) On a date which is before the first Scheduled Payment Date under this Agreement, (ii) promptly upon reasonable demand by the other party, and (iii) promptly upon learning that any such form previously provided by the other party has become obsolete, incorrect, or ineffective.

(b)	Other documents to be delivered are:

Covered by
Party required		Date by which to be	Section 3(d)
to deliver	Form/Document/Certificate	Delivered	Representation
Aron and Counterparty	Evidence of authority of signatories	Upon or promptly following execution of this Agreement	Yes

Counterparty	Any Credit Support Document specified in Part 4(f) herein	Upon execution of this Agreement and from time to time thereafter as required under Part 7 below	No

Aron	Any Credit Support Document specified in Part 4(f) herein	Promptly after execution of this Agreement	No

Counterparty	A copy of the resolution of each Credit Support Provider’s board of directors (or other managers of such entity) approving the entering into of the applicable Credit Support Document and a copy of each Credit Support Provider’s constituent documents, each certified by an appropriately authorized officer of the Credit Support Provider to the effect that such documents are up to date and in full force and effect and that Aron or Counterparty, as applicable may continue to rely thereon.	Upon execution of this Agreement and with respect to Counterparty only, from time to time thereafter as required under Part 7 below	Yes

Aron and Counterparty	Most recent annual audited and quarterly financial statements of the party or, with respect to Aron, its Credit Support Provider	As soon as available and in any event within 120 days after the end of each fiscal year of the delivering party	Yes

Counterparty	Prior to the Lien Annex Termination Date, any quarterly compliance certificate or notice of default or event of default as Counterparty shall be required to provide to the administrative agent under the ABL Credit Agreement	At such times such certificate or notice, as the case may be, are required to be delivered by Counterparty under the ABL Credit Agreement	Yes

Counterparty	Each other document required under Part 7 below	From time to time as required under Part 7 below	Yes, unless otherwise expressly stated in Part 7 below

Covered by
Party required		Date by which to be	Section 3(d)
to deliver	Form/Document/Certificate	Delivered	Representation
Counterparty	Certified resolutions of its board of directors or other governing body	Upon execution of this Agreement	Yes
Aron and Counterparty agree that at such time as the financial statements and documents required under Part 7 (as mentioned above) are required to be delivered by Aron or Counterparty shall have been made available on “EDGAR” (or any successor thereto) or on its home page on the worldwide web (which page is, as of the date of this Agreement, located at www.gs.com and www.calumetspecialty.com, respectively), then such financial statement or document shall be deemed delivered to Aron or Counterparty, respectively.
Part 4. Miscellaneous
(a)	Addresses for Notices. For the purpose of Section 12(a):
(i)	Address for notices or communications to Aron:

Address:	J. Aron & Company
85 Broad Street
New York, New York 10004

Attention:	Energy Operations
Telephone: (212) 357-0326
Facsimile: (212) 493-9849
(ii)	Address for notices or communications to Counterparty:

Address:	2780 Waterfront Pkwy. E. Dr., Suite 200
Indianapolis, IN 46214
Attention: R. Patrick Murray, II
Telephone: 317-328-5660
Facsimile: 317-328-5676
(b)	Process Agent. For the purpose of Section 13(c):

Aron appoints as its Process Agent, not applicable.

Counterparty appoints as its Process Agent: in the Borough of Manhattan, City, County and State of New York:

C T Corporation System 111 Eighth Avenue New York, New York 10011

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c):

Aron is not a Multibranch Party.

Counterparty is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Aron.

(f)	Credit Support Document. Any guaranty or other form of credit support provided on behalf and at the request of Counterparty at any time shall constitute a Credit Support Document with respect to the obligations of Counterparty. Each of the following also constitutes a Credit Support Document, each of which is incorporated by reference in, and made part of, this Agreement and each Confirmation (unless provided otherwise in a Confirmation) as if set forth in full in this Agreement or such Confirmation:
(i)	Guaranty by The Goldman Sachs Group, Inc. (“Goldman Group”), delivered no later than 45 days after the Restatement Effective Date, in favor of Counterparty as beneficiary thereof shall constitute a Credit Support Document with respect to the obligations of Aron.

(ii)	Each Subsidiary Guaranty shall constitute a Credit Support Document with respect to the obligations of Counterparty; provided that no such Subsidiary Guaranty shall constitute a Credit Support Document from and after the Lien Annex Termination Date.

(iii)	The Collateral Documents shall constitute Credit Support Documents with respect to the obligations of Counterparty; provided that no Collateral Document shall constitute a Credit Support Document from and after the Lien Annex Termination Date.

(iv)	The Aron Letter of Credit shall constitute a Credit Support Document with respect to the obligations of Counterparty.

(v)	The Credit Support Annex attached to the Agreement, and any Letter of Credit delivered thereunder, shall constitute a Credit Support Document with respect to the obligations of Counterparty.
(g)	Credit Support Provider.

Credit Support Provider means in relation to Aron, Goldman Group.

Credit Support Provider means in relation to Counterparty, each Guarantor (as defined in the Lien Annex) and any party that at any time provides a guaranty or other form of credit support on behalf and at the request of Counterparty.

(h)	Governing Law. Section 13(a) is hereby replaced with the following:
(a)	Governing Law. This Agreement and each Transaction entered into hereunder will be governed by, and construed and enforced in accordance with, the law of the State of New York without reference to its choice of law doctrine.

(i)	Jurisdiction. Section 13(b) is hereby amended by:
(i)	deleting in the second line of subparagraph (i) thereof the word “non-”; and

(ii)	deleting the final paragraph thereof.
(j)	Netting of Payments. Subparagraph (ii) of Section 2(c) will not apply to Transactions. Notwithstanding anything to the contrary in Section 2(c), unless otherwise expressly agreed by the parties, the netting provided for in Section 2(c) will not apply separately to any pairings of branches or Offices through which the parties make and receive payments or deliveries.

Part 5. Other Provisions

(a)	Accuracy of Specified Information. Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period, the phrase “or, in the case of audited or unaudited financial statements, a fair presentation of the financial condition of the relevant person.”

(b)	Scope of Agreement. Any transaction outstanding between the parties at the date this Agreement comes into force or entered into by the parties at or after the date this Agreement comes into force that is: (1) an FX Transaction or a Currency Option Transaction as defined in the 1998 FX and Currency Option Definitions (the “FX Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), the Emerging Markets Traders Association, and the Foreign Exchange Committee, unless otherwise specified in the relevant confirmation, and (2) a transaction between the parties of the type set forth in the definition of “Specified Transaction” herein unless otherwise specified in the relevant confirmation relating to such Specified Transaction or unless otherwise agreed by the parties, will constitute a “Transaction” for the purposes of this Agreement. Transactions of the type set forth in (1) above will be deemed to incorporate the FX Definitions.

(c)	Additional Representations. The parties agree to amend Section 3 by adding new Sections 3(g),
(h), (i), (j), (k) and (l) as follows:

(g)	Material Adverse Effect. There is no event, condition or circumstance which exists, or with the passage of time, could reasonably be expected to have a Material Adverse Effect.

(h)	Eligible Contract Participant. It is an “eligible contract participant” as defined in the

U.S. Commodity Exchange Act.

(i)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(j)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(k)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(l)	Lien Annex Representations. Counterparty makes each of the representations set forth in Paragraph 2 of the Lien Annex attached hereto; provided, however, that this Section 3(l) shall not be applicable on or after the Lien Annex Termination Date.
(d)	Transfer. The following amendments are hereby made to Section 7:
(i)	In the third line, insert the words “which consent will not be arbitrarily withheld or delayed,” immediately before the word “except”; and

(ii)	in clause (a), insert the words “or reorganization, incorporation, reincorporation, or reconstitution into or as,” immediately before the word “another.”
(e)	Consent to Recording. Each party consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties, with or without the use of a warning tone, and their Affiliates in connection with this Agreement or any potential Transaction.

(f)	Definitions. The following amendments are hereby made to Section 14:
(i)	For purposes of (a) the Exposure Fee and (b) amounts owed to Aron by Counterparty under Section 6 of the Agreement, upon an Early Termination Date as a result of the occurrence of (i) an event listed in Part 1(i) (Additional Events of Default with respect to Counterparty), (ii) an event listed in Part 1(j) (Additional Termination Events) or (iii) any other Event of Default for which Counterparty is the sole Defaulting Party (each of (i), (ii) and (iii), subject to any applicable cure periods, referred to herein as a “Trigger Event”), the definition of “Default Rate” in Section 14 is hereby amended by deleting it in its entirety and replacing it with the following:

“Default Rate” means (i) from the date of the Trigger Event until but excluding the date which is one (1) month after such Trigger Event, the Initial Default Rate and (ii) from the date beginning one (1) month after such Trigger Event until but excluding the date of payment of any amount calculated to be due by Counterparty to Aron under Section 6 of the Agreement upon an Early Termination Date as resulting from a Trigger Event, the Modified Default Rate; provided, that each of the Initial Default Rate and the Modified Default Rate shall be subject to the Default Rate Cap, and provided further, that the Default Rate shall no longer apply from and after the date that a Trigger Event is no longer in effect or is otherwise cured, until such time as a Trigger Event occurs subsequently.

For purposes of the foregoing, the following terms shall have the following meanings,

“Default Rate Cap” means twenty-five percent (25%) of any amount calculated to be due by Counterparty to Aron under Section 6 of the Agreement as a result of a Trigger Event.

“Initial Default Rate” means a monthly rate equal to LIBOR plus 8%.

“LIBOR” means the rate (expressed as a percentage per annum) for overnight deposits in Dollars that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the relevant date. If Telerate Page 3750 does not include such a rate or is unavailable on the relevant date, then Aron shall advise Counterparty of the London Interbank Offered Rate for overnight deposits on the relevant date

“Modified Default Rate” means a rate equal to the Initial Default Rate, escalated monthly by 2%.

(ii)	The definition of “Termination Currency Equivalent” in Section 14 is hereby amended by deleting in its entirety the text after the first three lines thereof and replacing it with the following:

“by the party making the relevant determination in any commercially reasonable manner as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant amount determined in accordance with Section 6(e) is determined as of a later date, that later date, for value on the date the payment or settlement payment is due.”

(iii)	“Close-out Amount” means, with respect to each Terminated Transaction or each group of Terminated Transactions and a Determining Party, the amount of the losses or costs of the Determining Party that are or would be incurred under then prevailing circumstances (expressed as a negative number) in replacing, or in providing for the Determining Party the economic equivalent of, (a) the material terms of that Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in Section 2(a)(iii)) and (b) the option rights of the parties in respect of that Terminated Transaction or group of Terminated Transactions.

Any Close-out Amount will be determined by the Determining Party (or its agent), which will act in good faith and use commercially reasonable procedures in order to produce a commercially reasonable result. The Determining Party may determine a Close-out Amount for any group of Terminated Transactions or any individual Terminated Transaction but, in the aggregate, for not less than all Terminated Transactions. Each Close-out Amount will be determined as of the Early Termination Date or, if that would not be commercially reasonable, as of the date or dates following the Early Termination Date as would be commercially reasonable.

Unpaid Amounts in respect of a Terminated Transaction or group of Terminated Transactions and legal fees and out-of-pocket expenses referred to in Section 11 are to be excluded in all determinations of Close-out Amounts.

In determining a Close-out Amount, the Determining Party may consider any relevant information, including, without limitation, one or more of the following types of information:

(i) quotations (either firm or indicative) for replacement transactions supplied by one or more third parties that may take into account the creditworthiness of the Determining Party at the time the quotation is provided and the terms of any relevant documentation, including credit support documentation, between the Determining Party and the third party providing the quotation;

(ii) information consisting of relevant market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other relevant market data in the relevant market; or

(iii) information of the types described in clause (i) or (ii) above from internal sources (including any of the Determining Party’s Affiliates) if that information is of the same type used by the Determining Party in the regular course of its business for the valuation of similar transactions.

The Determining Party will consider, taking into account the standards and procedures described in this definition, quotations pursuant to clause (i) above or relevant market data pursuant to clause (ii) above unless the Determining Party reasonably believes in good faith that such quotations or relevant market data are not readily available or would produce a result that would not satisfy those standards. When considering information described in clause (i), (ii) or (iii) above, the Determining Party may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations pursuant to clause (i) above or market data pursuant to clause (ii) above may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

Without duplication of amounts calculated based information described in clause (i), (ii) or (iii) above, or other relevant information, and when it is commercially reasonable to do so, the Determining Party may in addition consider in calculating a Close-out Amount any loss or cost incurred in connection with its terminating, liquidating or re-establishing any hedge related to a Terminated Transaction or group of Terminated Transactions (or any gain resulting from any of them).

Commercially reasonable procedures used in determining a Close-out Amount may include the following:

(1) application to relevant market data from third parties pursuant to clause (ii) above or information from internal sources pursuant to clause (iii) above of pricing or other valuation models that are, at the time of the determination of the Close-out Amount, used by the Determining Party in the regular course of its business in pricing or valuing transactions between the Determining Party and unrelated third parties that are similar to the Terminated Transaction or group of Terminated Transactions; and

(2) application of different valuation methods to Terminated Transactions or groups of Terminated Transactions depending on the type, complexity, size or number of the Terminated Transactions or group of Terminated Transactions.
(g)	Set-off. The parties agree to amend Section 6 by adding a new Section 6(f) as follows:

“(f) Upon the occurrence of an Event of Default or Termination Event under Section 5(b)(iv) with respect to a party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any matured payment obligation of X owed to Y (or any Affiliate of Y) (whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) owed to X (whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off effected under this Section 6(f).

Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

(h)	Definitions. This Agreement, each Confirmation and each Transaction is subject to the 2005 ISDA Commodity Derivatives Definitions, as published by ISDA (together, the “Definitions”), and will be governed in all respects by the Definitions (except that references to “Swap Transactions” in the Definitions will be deemed to be references to “Transactions”). The Definitions are incorporated by reference in, and made part of, this Agreement and each Confirmation as if set forth in full in this Agreement and such Confirmations. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. In the event of any inconsistency between the provisions of any Confirmation, this Agreement, and the Definitions, such Confirmation will prevail for the purpose of the relevant Transaction.

(i)	Waiver of Trial by Jury. Each party hereby irrevocably waives any and all right to trial by jury in any Proceeding.

(j)	Confirmations. Counterparty shall be deemed to have agreed to the terms contained in any

Confirmation (as amended and revised) sent by Aron to Counterparty unless Counterparty objects to such terms within three (3) Business Days of receipt.
Part 6. Disruption Fallbacks
(a)	The following “Disruption Fallbacks” specified in Section 7.5(c) of the Definitions shall apply, in the following order, except as otherwise specified in the relevant Confirmation:
(i)	“Fallback Reference Dealers”;

(ii)	“Postponement”, with two (2) Commodity Business Days as the Maximum Days of Disruption;

(iii)	“Fallback Reference Price”;

(iv)	“Negotiated Fallback”; and

(v)	“Calculation Agent Determination”
(b)	Section 7.5(e) of the Definitions is hereby deleted in its entirety.

(c)	Section 6.2(b) of the Definitions is hereby amended by deleting the words “, as determined on the Trade Date of the Transaction as of the time of execution of the Transaction”.
Part 7. Additional Provisions
(a)	Preliminary Statements. To induce Aron to enter into this Agreement, Counterparty has agreed to provide credit support to Aron in the form of mortgages, guaranties and other security documents as set forth in this Agreement. Accordingly, Aron and Counterparty hereby agree to the following terms and conditions. From and after the Lien Annex Termination Date, this Part 7 shall have no further force or effect, except for the definitions of “Restatement Effective Date” and “Aron Letter of Credit”, and such other definitions required to give meaning thereto.

(b)	Certain Definitions. Certain terms used in this Agreement have the meanings assigned to them in clause (i) below.

(c)	Secured Trading Line Fees. Counterparty hereby agrees to pay to Aron the following fees
(1)	Exposure Fees. On the first Local Business Day of each month following the Exposure Fee Accrual Period, Counterparty shall pay to Aron an exposure fee (the “Exposure Fees”) in an amount equal to:
(x)	the Daily Average Covered Transactions Mark-to-Market Amount for such Exposure Fee Accrual Period; multiplied by

(y)	the Default Rate.
As used herein:
     “Daily Average Covered Transactions Mark-to-Market Amount” means, for any Exposure Fee Accrual Period, the average, for each Local Business Day during such Exposure Fee Accrual Period, of the greater of (1) the Covered Transactions Mark-to-Market Amount for such Local Business Day and (2) zero.
     “Exposure Fee Accrual Period” means each period, beginning on the date of a Trigger Event (as defined in Part 5(f)(i)) and ending on the date on which Counterparty indefeasibly pays in full all amounts owing to Aron pursuant to Section 6 of the Agreement.
(2)	Fees Non-Refundable. All Exposure Fees, once paid, are non-refundable.
(d)	Volume Reports. Counterparty hereby agrees to deliver to Aron, promptly following (but in any event no later than 60 days after) the end of each fiscal year and the month of each other calendar quarter, a report as of the last day of such fiscal year or calendar quarter certified by an appropriately authorized officer of Counterparty (each such annual and quarterly report, a “Volume Report”) setting forth in reasonable detail the commodities and quantities (notional or physical) of such commodities for all Secured Hedge Agreements, broken out monthly and separately identifying, for each commodity, Net Volumes and Net Contract Volumes for such month, volumes for Long Price Hedges and Short Price Hedges for such month (each broken out for Secured Hedge Agreements under this Agreement and Secured Hedge Agreements not under this Agreement) and volumes of estimated fuels for such month, all in form, scope and detail reasonably satisfactory to Aron and setting forth such supporting detail as Aron may reasonably request. Each Volume Report shall be addressed to Aron and shall be accompanied by a certificate of a Financial Officer of Counterparty to the effect that such Volume Report is a true and correct copy thereof. In addition, Counterparty shall from time to time deliver to Aron all other information, reports and data which Aron has reasonably requested in connection with the Volume Reports; provided that such quarterly Volume Reports shall be deemed delivered to Aron to the extent that (i) such quarterly Volume Reports are available to Aron on “EDGAR” (or any successor thereto) or on its home page on the worldwide web (which page is, as of the date of this Agreement, located at www.calumetspecialty.com) and (ii) Counterparty’s hedge disclosure practices in such filings have not materially changed from such disclosure practices as they existed in the two most recent reporting quarters before the Restatement Effective Date.

(e)	Restatement Effective Date. The “Restatement Effective Date” shall occur on the date on which Aron shall have received, reviewed or completed all of the following, each reasonably satisfactory to it in form and substance:
(1)	Executed Counterparts. From Counterparty:
(a)	an executed counterpart of this Agreement (including the Schedule to this Agreement) signed on behalf of Counterparty,

(b)	executed copies of the Collateral Trust Agreement,

(c)	executed and notarized copies of all Mortgage Instruments,

(d)	executed copies of the Security Agreement,

(e)	executed copies of each other Credit Support Document (other than the consents, intellectual property filings and account control agreement described in clauses (b), (c) and (d) of Paragraph 3.6 to the Lien Annex, respectively), and

(f)	(i) copies of insurance policies or certificates of insurance evidencing casualty insurance meeting the requirements set forth in the Collateral Trust Agreement, naming the Administrative Agent under the Collateral Trust Agreement, for the benefit of the secured parties thereunder, as additional insured and loss payee, and (ii) a certificate, dated the Restatement Effective Date, of a Financial Officer of Counterparty setting forth the insurance obtained by it in accordance with the requirements of the Collateral Trust Agreement and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.
(2)	Part 3 Documents. Each document referred to in Part 3 that is required to be delivered upon execution of this Agreement.

(3)	Opinion of Counsel to Counterparty. An opinion letter (addressed to Aron and dated the Restatement Effective Date) of Fulbright & Jaworski L.L.P., counsel for Counterparty and the Credit Support Providers, in form and substance reasonably satisfactory to Aron.

(4)	Corporate and Partnership Documents. Such documents and certificates as Aron may reasonably request relating to the organization, existence and good standing of Counterparty and each Credit Support Provider, the authorization of the transactions contemplated hereby and any other legal matters relating to Counterparty and the Credit Support Providers, this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby as Aron may reasonably request.

(5)	Officer’s Certificate. A certificate, dated the Restatement Effective Date and signed by a Financial Officer of Counterparty, acting for and on behalf of Counterparty, confirming that each representation of Counterparty set forth herein and in Section 3 of the Agreement, incorporated by reference herein in each case with respect to each of the documents referred to in Part 3, is true and correct on such date as if made on and as of such date and that no Event of Default or Potential Event of Default has occurred and is then continuing.

(6)	UCC, Tax Lien and Judgment Searches. Reports, dated as of a date substantially contemporaneous with the execution hereof listing the results of Uniform Commercial Code filing, tax lien, and judgment searches prepared by one or more firms reasonably satisfactory to Aron with respect to Counterparty and each Guarantor in each jurisdiction in which Counterparty or such Guarantor maintains its principal place of business or in which any of the Collateral is located.

(7)	Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Credit Support Documents or under law or reasonably requested by Aron to be filed, registered or recorded in order to create in favor of Aron a perfected Lien on the collateral described therein, and each such document shall be in proper form for filing, registration or recordation. In addition, Counterparty shall have taken such other action as Aron shall have reasonably requested in order to perfect the security interests created under the Collateral Documents.

(8)	Solvency. A Solvency Certificate of Counterparty and each other initial Credit Support Provider dated as of the Restatement Effective Date.

(9)	Fees. Such other fees and expenses as Counterparty shall have agreed in writing to pay to Aron in connection herewith.

(9)	Aron Letter of Credit. The Aron Letter of Credit.
(f)	Additional Covenants.
(a)	Counterparty covenants and agrees, for the benefit of Aron, to:
(1)	notify Aron of each proposed amendment, modification and supplement to, and waiver of any provision under, the ABL Credit Agreement and the other Loan Documents; and

(2)	comply with each covenant set forth in Paragraph 3 of the Lien Annex attached hereto.
(g)	Further Assurances. Counterparty shall from time to time execute and deliver, or cause to be executed and delivered by Counterparty, such additional mortgages, deeds of trust, chattel mortgages, security agreements, financing statements, reports, instruments, legal opinions, certificates or documents, all in form and substance reasonably satisfactory to Aron, and take all such actions as Aron may reasonably request, in each case for the purposes of implementing or further effectuating the provisions of this Agreement and the other Transaction Documents, or of more fully perfecting or renewing the rights of Aron with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by Counterparty or any Subsidiary Guarantor are part of the Collateral) pursuant hereto or thereto. Upon the exercise by Aron of any power, right, privilege or remedy pursuant to this Agreement or the other Transaction Documents that requires any consent, approval, recording, qualification or authorization of any governmental authority, Counterparty shall execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that Aron may be required to obtain from Counterparty or any of the Subsidiary Guarantors for such governmental consent, approval, recording, qualification or authorization.

(h)	References to ABL Credit Agreement. In the event the ABL Credit Agreement is amended, modified or replaced, references herein to particular provisions and defined terms of the ABL Credit Agreement shall be deemed to be references to the equivalent provisions and defined terms, as the case may be, included in the ABL Credit Agreement, as so amended, modified or replaced. If such an equivalent provision or defined term does not exist in the ABL Credit Agreement, as so amended, modified or replaced (or if the ABL Credit Agreement is terminated and not replaced), then references herein to particular provisions and defined terms of the ABL Credit Agreement shall be deemed to be references to such provisions and defined terms, as the case may be, as they existed in the ABL Credit Agreement immediately prior to such amendment, modification, replacement or termination without replacement. For the avoidance of doubt, any amendments, modifications or replacements of provisions or defined terms of the ABL Credit Agreement that are not referenced herein shall have no affect on the provisions herein.

(i)	Certain Definitions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The term “date hereof” refers to the date of this Agreement first above written. Unless the context requires otherwise (1) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (2) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof (each, for purposes of this paragraph, a “law”), shall refer to that law as amended from time to time and shall include any successor law, (3) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (4) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (5) all references herein to Sections, Parts, Annexes, Schedules and Exhibits shall be construed to refer to Sections and Parts of, and Annexes, Schedules and Exhibits to, this Agreement.

As used herein, the following terms have the meanings given to them below:
     “ABL Credit Agreement” means that certain Credit Agreement, dated as of January 3, 2008, among Counterparty, Calumet Shreveport, LLC, Calumet Shreveport Lubricants & Waxes,

LLC, and Calumet Shreveport Fuels, LLC, as Borrowers, certain financial institutions party thereto, as lenders, and Bank of America, N.A., as agent, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, after giving immediate effect to any amendments, modifications or supplements thereto, or waiver thereof, after the date the ABL Credit Agreement becomes effective, without necessity for any act by Aron.
     “Aron Letter of Credit” means one or more Letters of Credit naming Aron (or an Affiliate thereof designated by Aron) as beneficiary in an initial stated amount of the Required LC Amount.
     “Collateral” has the meaning set forth in the Lien Annex attached hereto.
     “Collateral Documents” has the meaning set forth in the Lien Annex attached hereto.
     “Covered Transactions Mark-to-Market Amount” means the aggregate mark-to-market position of all Transactions as determined by the Calculation Agent in a commercially reasonable manner at the close of each Local Business Day. If such position is in favor of Aron, the Covered Transactions Mark-to-Market Amount will be stated as a positive number. If such position is in favor of Counterparty (to be construed in the aggregate), the Covered Transactions Mark-to-Market Amount will be stated as a negative number.
     “Daily Average Covered Transactions Mark-to-Market Amount” has the meaning set forth in Part 7(c)(1).
     “Exposure Fee” has the meaning set forth in Part 7(c)(1) of this Agreement.
     “Exposure Fee Accrual Period” has the meaning set forth in Part 7(c)(1) of this Agreement.
     “Financial Officer” means, as to any Counterparty, the chief financial officer, treasurer or other officer thereof acceptable to Aron.
     “Involuntary Disposition Non-Reinvestment Event” has the meaning set forth in the Lien Annex attached hereto.
     “Letters of Credit” has the meaning set forth in the Credit Support Annex attached hereto.
     “Letter of Credit Default” has the meaning set forth in the Credit Support Annex attached hereto.
     “Lien” has the meaning set forth in the Lien Annex attached hereto.
     “Lien Annex Termination Date” has the meaning set forth in the Lien Annex attached hereto.
     “Loan Documents” means the “Loan Documents” as defined in the ABL Credit Agreement.
     “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the condition or value of the Collateral, (b) a material impairment of ability of Counterparty or any Guarantor to perform its obligations under any Transaction Document to which it is a party, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Counterparty or any Guarantor of any Transaction Document to which it is a party.
     “Net Cash Proceeds” has the meaning set forth in the Lien Annex attached hereto.
     “Net Contract Volume” means, for each month and each commodity as at any date of determination, an amount (which may be less than zero) equal to:
(x)	the aggregate notional quantity or volume of such commodity for that month under all outstanding Short Price Hedges under this Agreement; minus

(y)	the aggregate notional quantity or volume of such commodity for that month under all outstanding Long Price Hedges under this Agreement.
     “Net Volume” means, for each month as at any date of determination, an amount (which may be less than zero) equal to:
(x)	the aggregate notional quantity or volume of each commodity for that month under all outstanding Short Price Hedges; minus

(y)	the aggregate notional quantity or volume of each commodity for that month under all outstanding Long Price Hedges.
     “Person” means an individual, corporation (including a business trust), partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.
     “Price Hedge” means each Secured Hedge Agreement. A Price Hedge is referred to herein as a “Long Price Hedge” if Counterparty would benefit, under such Secured Hedge Agreement, from an increase in the market price of the commodity traded thereunder and as a “Short Price Hedge” if Counterparty would benefit, under such Secured Hedge Agreement, from a decrease in market price of the commodity traded thereunder.
     “Required LC Amount” means U.S.$25,000,000.
     “Secured Hedge Agreement” has the meaning set forth in the Lien Annex attached hereto.
     “Secured Hedge Obligation” has the meaning set forth in the Lien Annex attached hereto.
     “Solvency Certificate” means a certificate of Counterparty or one if its Affiliates (as applicable), addressed to Aron, certifying that, as of the date of such certificate, Counterparty or such Affiliate (as applicable) is Solvent.
     “Solvent” means that, as of any date of determination as to any Person, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (1) “debt” means liability on a “claim”, and (2) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
     “Transaction Documents” has the meaning set forth in the Lien Annex attached hereto.
     “Value” has the meaning set forth in the Credit Support Annex attached hereto.
     “Volume Reports” has the meaning set forth in Part 7(d) of this Agreement.
[signature page follows]

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

J. ARON & COMPANY	CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP
By: CALUMET LP GP, LLC, Its General Partner
By: Calumet Operating, LLC, its sole member
By: Calumet Specialty Products Partner LP., its sole member
By: Calumet GP, LLC, its general partner

/s/ Greg Agran

Name: Greg Agran	Name:
Title: Managing Director	Title:
Date:	Date:
[Signature Page to Amended and Restated ISDA Schedule]

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

J. ARON & COMPANY	CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP
By: Calumet LP GP, LLC, Its general partner
By: Calumet Operating, LLC, its sole member
By: Calumet Specialty Products Partner, LP., its sole member
By: Calumet GP, LLC, its general partner

/s/ R. Patrick Murray, II

Name:	Name: R. Patrick Murray, II
Title:	Title: VP & CFO
Date:	Date:
[Signature Page to Amended and Restated ISDA Schedule]

Execution Version
LIEN ANNEX
to the Amended and Restated Schedule
dated as of April 21, 2011
to the ISDA MASTER AGREEMENT
dated as of March 17, 2006 (the “Agreement”)
Dated as of
April 21, 2011
between
J. ARON & COMPANY,
a general partnership organized under the laws of the State of New York
(“Aron”)
and
CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP,
a limited partnership organized under the laws of the State of Indiana
(“Counterparty”)
This Lien Annex supplements, forms part of and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under the Agreement with respect to Counterparty.
PARAGRAPH 1. DEFINITIONS AND INTERPRETATION.
     1.1 Definitions. Capitalized terms used in this Lien Annex without further definition have the meanings ascribed to such terms in Exhibit A attached hereto, and in the Agreement, including the Schedule thereto.
     1.2 Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The term “date hereof” refers to the date of this Lien Annex first above written. Unless the context states otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (b) references to any law, shall refer to that law as amended from time to time and shall include any successor law, (c) any reference herein to any Person shall be construed to included such Person’s successors and assigns permitted hereby, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Paragraphs, Sections, Parts, Annexes, Schedules and Exhibits shall be construed to refer to Paragraphs, Sections and Parts of, and Annexes, Schedules and Exhibits to, this Agreement.

PARAGRAPH 2. COUNTERPARTY REPRESENTATIONS AND WARRANTIES.
Counterparty represents to Aron, as of the Restatement Effective Date and as of each date on which a Transaction is entered into, that:
     2.1 Ownership of Property; Liens. Each Consolidated Party has good record and marketable (or, as to Real Property located in Texas, indefeasible) title in fee simple to, or valid leasehold interests in, all Real Property included in the Collateral and good title to all of its personal Property included in the Collateral, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Liens of the Administrative Agent on behalf of the Secured Hedge Counterparties in the Collateral are duly perfected, first priority Liens in accordance with the Collateral Documents and subject only to Permitted Liens that are expressly allowed to have priority over the Liens of the Administrative Agent on behalf of the Secured Hedge Counterparties. Each Consolidated Party has paid and discharged all lawful claims that, if unpaid, could become a Lien on any Collateral, other than Permitted Liens.
     2.2 Insurance. The Consolidated Parties maintain in full force and effect casualty insurance with respect to the Collateral with insurers rated A or better by Best Rating Guide, in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are deemed sufficient for the Consolidated Parties by the management of Counterparty in the exercise of reasonable business judgment. Schedule 2.2 hereto contains a list of such insurance policies in effect as of the date hereof and provides a description of coverage provided by such policies, the carrier, policy number, expiration date and amount.
     2.3 Taxes. The Consolidated Parties have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those that (i) could not reasonably be expected to result in a Material Adverse Effect, or (ii) are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Counterparty or any Subsidiary that would, if made, have a Material Adverse Effect. Except as described on Schedule 2.3 hereto, no Transaction Party nor any Subsidiary thereof is party to any tax sharing agreement.
     2.4 Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent, on behalf of the Secured Hedge Counterparties and any other secured parties identified therein, legal, valid and enforceable, first priority security interests in all right, title and interest of the Transaction Parties in the Collateral described therein and all proceeds thereof (in each case subject to Permitted Liens). Except for filings completed on or prior to the Restatement Effective Date and as and when contemplated by this Agreement and the Collateral Documents, no filing or other action will be necessary to perfect or protect such security interest.
     2.5 Real Properties. The Real Property legal description set forth in each Mortgage Instrument is a true and correct description in all material respects of the applicable Mortgaged

Property covered by such Mortgage Instrument, none of the buildings, structures or improvements located on any Mortgaged Property is in violation of any applicable set back or other similar requirements under applicable Law and/or interferes with any easement rights granted to any Person with respect to such Mortgaged Property, except as may be disclosed in the surveys previously delivered to Aron, and neither the ownership rights of any Consolidated Party and/or the rights of Aron under the Collateral Documents will be affected by any title defect or third party rights with respect to such Mortgaged Property in any manner that could reasonably be expect to have a Material Adverse Effect.
     2.6 Incorporation of Environmental Representations and Warranties. The representations and warranties set forth in Section 2.9 of the Collateral Trust Agreement are true and correct to the extent set forth therein.
PARAGRAPH 3. COUNTERPARTY’S COVENANT.
     3.1 Notices and Information. Counterparty covenants, and shall cause each of its Subsidiaries, to:
     (a) Promptly notify Aron in writing of the occurrence of any Default or Event of Default and the nature thereof.
     (b) Promptly notify Aron in writing, of any of the following that affects any Consolidated Party: (i) the written threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could reasonably be expected to have a Material Adverse Effect; (ii) any pending or threatened material labor dispute, strike or walkout, or the expiration of any material labor contract, except for any such dispute, strike walkout or expiration that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) any default under or termination of a Material Contract, except for any such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) the existence of any Default or Event of Default; (v) any judgment in an amount exceeding $7,500,000; (vi) the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (vii) any violation or asserted violation of any applicable Laws (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (viii) any Environmental Release by a Consolidated Party or on any Property owned, leased or occupied by a Consolidated Party that could reasonably be expected to have a Material Adverse Effect; or receipt of any Environmental Notice regarding a matter or event that could reasonably be expected to have a Material Adverse Effect; (ix) the discharge of or any withdrawal or resignation by Counterparty’s independent accountants; or (x) any opening of a new office or place of business, at least thirty (30) days prior to such opening.
     (c) Not later than five (5) Business Days after receipt thereof by any Responsible Officer of a Consolidated Party thereof, copies of all notices or written requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any material indenture, loan or credit or similar agreement and, from time to time upon request by Aron, such information and reports regarding such material indentures and loan and credit and similar agreements as Aron may reasonably request.
     (d) Each notice pursuant to this Paragraph 3.1(a) through (b) shall be accompanied by a statement of a Responsible Officer of the General Partner setting forth in reasonable detail the occurrence referred to therein and stating what action Counterparty has taken and proposes to take with respect thereto. Each notice pursuant to Paragraph 3.1(a) shall describe with particularity any and all provisions of this Agreement and any other Transaction Document that have been breached.
     3.2 Preservation of Existence, Licenses, Etc. Counterparty covenants, and shall cause each of its Subsidiaries, to: (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction (i) permitted by Paragraph 3.8, (ii) whereby Counterparty merges or consolidates with any of its Subsidiaries, provided that Counterparty shall be the continuing or surviving corporation, (iii) whereby any Transaction Party other than Counterparty merges or consolidates with any other Transaction Party other than Counterparty, (iv) whereby any Consolidated Party which is not a Transaction Party merges or consolidates with or into any Transaction Party, provided that such Transaction Party shall be the continuing or surviving corporation, (v) whereby any Consolidated Party which is not a Transaction Party merges or consolidates with or into any other Consolidated Party which is not a Transaction Party, (vi) whereby Counterparty or any Subsidiary of Counterparty merges with any Person other than a Consolidated Party, provided that Counterparty or such Subsidiary shall be the continuing or surviving corporation or (vii) whereby any Wholly Owned Subsidiary of Counterparty dissolves, liquidates or winds up its affairs, provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, Licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) preserve or renew all of its material registered copyrights, patents, trademarks, trade names and service marks, except for any such failure to preserve or renew that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) without limitation of the foregoing, keep each License affecting any Collateral in full force and effect; promptly notify Aron of any proposed modification to any such License, or entry into any new License, in each case at least thirty (30) days prior to its effective date; pay all Royalties when due; and notify Aron of any default or breach asserted by any Person to have occurred under any License.
     3.3 Maintenance of Properties. Counterparty covenants, and shall cause each of its Subsidiaries, to: (a) maintain, preserve and protect all of its material Properties and Equipment included within the Collateral and necessary in the operation of the business in good working order and condition, ordinary wear and tear and Involuntary Dispositions excepted; (b) make all necessary repairs thereto and renewals and replacements thereof; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
     3.4 Application of Insurance Proceeds. In the event that the Consolidated Parties receive Net Cash Proceeds on account of any Involuntary Dispositions of Collateral, the Transaction Parties shall (i) within the applicable Application Period, apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Involuntary Disposition to make Eligible Reinvestments (including but not limited to the repair or replacement of the related Property) and (ii) pending final application of the Net Cash Proceeds of any Disposition of Collateral to Eligible Reinvestments, deposit such proceeds (in excess of amounts already applied toward Eligible Reinvestments) in the PP&E Proceeds Account. All insurance proceeds shall be subject to the security interest of the Administrative Agent, for the benefit of the Secured Hedge Counterparties, under the Collateral Documents.
     3.5 Additional Guarantors. Counterparty covenants, and shall cause each of its Subsidiaries, to notify Aron at the time that any Person becomes a Subsidiary (other than an Immaterial Subsidiary) of a Transaction Party and promptly thereafter (and in any event within 30 days), with respect to each such Person that is a Domestic Subsidiary (other than an Immaterial Subsidiary), cause such Person to (i) to execute and deliver to Aron a Subsidiary Guaranty, (ii) execute the Security Agreement and the Collateral Trust Agreement by executing and delivering to the Administrative Agent a Joinder Agreement.
     3.6 Pledged Assets; Etc. Counterparty covenants, and shall cause each of its Subsidiaries, to:
     (a) Collateral. (i) Cause all of the owned and leased Real Properties and personal Property of each Transaction Party (other than Working Capital Priority Collateral and Excluded Property) to be subject at all times (other than as set forth in clauses (b) and (c) below) to first priority, perfected and, in the case of Real Properties (whether leased or owned), title insured, Liens in favor of the Administrative Agent, for the benefit of the Secured Hedge Counterparties, to secure the Secured Hedge Obligations pursuant to the terms and conditions of the Collateral Documents, or, with respect to Property acquired after the Restatement Effective Date, such other additional security documents as the Administrative Agent, in its own discretion or by direction of a Majority Vote Action, shall reasonably request, subject in any case to Permitted Liens, and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including appropriate UCC-1 financing statements, real estate title insurance policies, surveys, environmental reports, landlord’s waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Lien of the Administrative Agent, for the benefit of the Secured Hedge Counterparties, thereunder) and other items of the types required to be delivered pursuant to Part 7(e)(3) of the Schedule to the Agreement and Paragraph 3.1(c) hereof, all in form, content and scope reasonably satisfactory to the Administrative Agent.
     (b) Certain Consents. On or before date that is 180 days from the Restatement Effective Date, provide the Administrative Agent with any (i) landlord or other third party lien waivers and (ii) third party consents related to the processes necessary to complete work-in-process fuel and specialty Inventory, in each case as required by the Administrative Agent and in form and substance substantially identical to those previously provided.
     (c) Certain Intellectual Property Matters. On or before date that is 60 days from the Restatement Effective Date, file or cause to be filed with the United States Patent and Trademark

Office such documentation as reasonably requested by the Administrative Agent so that applicable records correctly reflect the applicable Transaction Party’s ownership of all registered patents and trademarks (or applications therefore) listed on Schedule 3.6(c) hereto.
     (d) PP&E Proceeds Account. (i) Promptly (and in any event within two (2) Business Days) provide the Administrative Agent with notice of the occurrence of any Disposition of, or of any receipt of proceeds from an Involuntary Disposition of, Collateral, (ii) include with such notice an indication as to whether the Transaction Parties intend to apply all or any portion of such Net Cash Proceeds to make Eligible Reinvestments during the Application Period, and (iii) if the Transaction Parties so intend and the PP&E Proceeds Account has not already been established prior to the date of such notice, (A) promptly take such action as reasonably requested by the Administrative Agent to establish the PP&E Proceeds Account to hold such Net Cash Proceeds as required by Paragraphs 3.4 and 3.8 and Section 5(k) of the Security Agreement and (B) execute and deliver the PP&E Proceeds Account Control Agreement in the form attached to the Collateral Trust Agreement.
     3.7 Liens. No Transaction Party shall, nor shall they permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any Collateral, whether now owned or hereafter acquired, other than the following:
     (a) Liens granted to Aron (or the Administrative Agent on behalf of Aron) pursuant to any Collateral Document;
     (b) Liens granted to Secured Hedge Counterparties (other than Aron) pursuant to the Collateral Documents to secure Secured Hedge Obligations incurred pursuant to Paragraph 3.11, provided that such Secured Hedge Counterparty properly joined the Collateral Trust Agreement pursuant to the terms thereof;
     (c) Liens existing on the date hereof and listed on Schedule 3.7 hereto and any renewals or extensions thereof, provided that (i) the Property (or, in the case of fungible Property, any replacement thereof) covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased (other than for reasonable and customary transaction costs incurred in connection with such renewal or extension), and (iii) the direct or any contingent obligor with respect thereto is not changed, provided that (x) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Transaction Parties or Aron than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and (y) the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate (it being understood that it shall be deemed a permitted refinancing under this Paragraph 3.7(c) if funds, raised in a public offering of debt securities, are restricted to repayment of such Indebtedness, even if a period of up to thirty (30) days (or a longer period to the extent that such funds are escrowed pursuant to arrangements satisfactory to Aron) intervenes between the date such public offering closes and the date that the applicable Indebtedness is repaid from such funds);

     (d) Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
     (e) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the Ordinary Course of Business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;
     (f) pledges or deposits in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
     (g) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the Ordinary Course of Business;
     (h) easements, rights-of-way, zoning restrictions and other similar encumbrances affecting real Property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
     (i) Liens securing judgments for the payment of money not constituting an Event of Default under Paragraph 4.4, and pre-judgment Liens created by or existing from any litigation or legal proceeding that are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, for which adequate reserves have been made to the extent required by GAAP, and which would not, upon becoming Liens securing judgments for the payment of money, constitute an Event of Default under Paragraph 4.4;
     (j) Liens on Pledged Purchased Property securing Indebtedness secured by such Pledged Purchased Property; provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and the proceeds thereof (including insurance proceeds), (ii) the Indebtedness secured thereby does not exceed the cost or fair market value on the date of acquisition, whichever is lower, of the Property being acquired and (iii) such Liens attach to such Property concurrently with or within 90 days after the acquisition thereof;
     (k) Liens securing Acquisition Indebtedness on Property acquired pursuant to an Acquisition, or on the Property of a Subsidiary in existence at the time such Subsidiary is acquired pursuant to an Acquisition, provided that (i) such Acquisition Indebtedness was not incurred in connection with, or in anticipation or contemplation of such Acquisition, (ii) such Liens existed at the time such Person became a Subsidiary and were not created in connection with, or in contemplation or anticipation of, such Acquisition, and (iii) such Liens do not attach to any other Property of Counterparty or any of its Subsidiaries that is included within the Collateral;
     (l) leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;
     (m) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;
     (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (o) Liens deemed to exist in connection with investments in repurchase agreements described in clause (e) of the definition of Cash Equivalents;
     (p) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;
     (q) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;
     (r) Liens of sellers of goods to the Consolidated Parties arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable Law in the Ordinary Course of Business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;
     (s) customary setoff rights and related settlement procedures under any Swap Contract permitted to be incurred pursuant to Paragraph 3.11;
     (t) Liens arising in connection with (i) any lease of catalyst elements or precious metals necessary for the operation of the refinery assets of the Consolidated Parties in the Ordinary Course of Business or (ii) any commodity leases for catalyst elements or precious metals necessary for the operation of the refinery assets of the Consolidated Parties in the Ordinary Course of Business and not for the purpose of speculation; provided, in each case, that such Liens do not encumber any Property other than the catalyst element or the commodity being leased, or any insurance proceeds of either of the foregoing; and
     (u) other Liens (other than Liens on any Real Property (including improvements thereon) or any Material Operating Unit, in each case that are part of or associated with any Refinery Property) securing Indebtedness or other obligations in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.
     3.8 Disposition.
     (a) No Transaction Party shall, nor shall they permit any Subsidiary to, directly or indirectly, make any Disposition of Collateral other than an Excluded Disposition unless (i)(A) the consideration paid in connection therewith shall be in cash or Cash Equivalents, such payment to be contemporaneous with consummation of such transaction, and shall be in an amount not less than the fair market value of the Property disposed of, (B) such transaction is not a Sale and Leaseback Transaction, (C) the aggregate fair market value of all operating assets sold or otherwise disposed of in such transactions after the Closing Date shall not exceed in respect of any single Disposition, $10,000,000, and with respect to all such Dispositions in any fiscal year, $20,000,000, (D) no later than five (5) Business Days prior to any such Disposition, Counterparty shall have delivered to Aron a certificate of a Responsible Officer of the General Partner specifying the anticipated date of such Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the fair market value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Disposition, (E) the Transaction Parties shall, within the Application Period, apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Disposition to make Eligible Reinvestments in accordance with the terms of Paragraph 3.8(c), and (F) the Transaction Parties shall, pending final pending final application of the Net Cash Proceeds of any Disposition of Collateral to Eligible Reinvestments, deposit such proceeds (in excess of amounts already applied toward Eligible Reinvestments) in the PP&E Proceeds Account or (ii) such Disposition is (A) made to any Joint Venture and (B) meets the requirements set forth in clause (b) below.
     (b) A Disposition to a Joint Venture under clause (a)(ii) above shall be permitted if:
          (i) after giving effect to such Disposition, the fair market value of all Collateral Disposed of in all Dispositions on or after the Restatement Effective Date pursuant to clause (a)(ii) above does not exceed $25,000,000 in the aggregate (determined at the time each Disposition is made);
          (ii) Counterparty provides the Administrative Agent with a first priority, perfected Lien on substitute Collateral that (A) has a fair market value that is equal to or greater than the fair market value of the Collateral to be Disposed of, and (B) is otherwise reasonably acceptable to Aron;
          (iii) after giving effect to such Disposition, (A) all representations and warranties made by Counterparty hereunder shall be true and correct as if made immediately after such Disposition, and (B) no Event of Default or Potential Event of Default will exist with respect to Counterparty;
          (iv) no later than ten Business Days prior to the effective date of such Disposition, Counterparty has provided written notice to Aron:
               (A) identifying with specificity the Collateral that is to be Disposed and specifying the fair market value thereof and the method for determining such fair market value;
               (B) identifying with specificity the Collateral that is proposed as substitute Collateral and specifying the fair market value thereof and the method for determining such fair market value; and
               (C) certifying that that the conditions set forth in clauses (i), (ii)(A), (ii)(B), and (iii) above will be satisfied after giving effect to such proposed Disposition;

          (v) prior to or concurrently with such Disposition, Counterparty shall have (1) caused such substitute Collateral to be subject at all times to (x) a first priority, perfected and, in the case of Real Property, title insured, Liens in favor of the Administrative Agent, for the benefit of the Secured Hedge Counterparties and (y) such other additional security documents as the Administrative Agent or Aron shall reasonably request, and (2) delivered such other documentation as the Administrative Agent or Aron may reasonably request in connection with the foregoing, including appropriate UCC-1 financing statements, real estate title insurance policies, surveys, environmental reports, landlord’s waivers, certified resolutions and other organizational and authorizing documents, favorable opinions of counsel (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Lien of the Administrative Agent, for the benefit of the Secured Hedge Counterparties, thereunder), all in form, content and scope reasonably satisfactory to the Administrative Agent; and
          (vi) the effective date for such Disposition does not occur earlier than the perfection of the Lien of the Administrative Agent, for the benefit of the Secured Hedge Counterparties, on such substitute collateral.
     (c) Immediately upon the occurrence of an Involuntary Disposition Non-Reinvestment Event, Counterparty shall prepay the ABL Credit Facility in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Involuntary Disposition not applied (or caused to be applied) by any Transaction Party during the related Application Period to make Eligible Reinvestments as contemplated by the terms of Paragraph 3.4.
     3.9 Organization Documents; Fiscal Year; Accounting Practices. No Transaction Party shall, nor shall they permit any Subsidiary to, directly or indirectly, permit any Consolidated Party to amend, modify or change its Organization Documents in a manner adverse to the interest of Aron.
     3.10 Ownership of Subsidiaries. Notwithstanding any other provisions of this Agreement to the contrary, no Transaction Party shall, nor shall they permit any Consolidated Party to, directly or indirectly, (a) permit any Person (other than (i) the MLP Parent to own any Capital Stock of the General Partner or the Limited Partner, (ii) the MLP Parent, the General Partner and the Limited Partner to own any Capital Stock of Counterparty, or (iii) Counterparty or any Wholly Owned Subsidiary of Counterparty) to own any Capital Stock of any Guarantor, except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or (B) as a result of or in connection with a dissolution, merger, consolidation or disposition of a Guarantor not prohibited by Paragraphs 3.2 or 3.8(a); (b) permit the General Partner, the Limited Partner or any Guarantor to issue or have outstanding any shares of preferred Capital Stock; or (c) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of the General Partner, the Limited Partner or any Guarantor, except for Permitted Liens.
     3.11 Trading.
     (a) Counterparty shall not, and shall not permit any Consolidated Party to, create, incur, assume or permit to exist any obligation under any Swap Contract other than Hedge

Transactions. A “Hedge Transaction” is a Swap Contract that meets all of the following requirements: (i) the purpose of such Swap Contract is to protect one or more Consolidated Parties against currency, interest rate, commodity price, commodity availability or similar risks, in each case, reasonably expected to arise the Ordinary Course of Business of the Consolidated Parties, (ii) such Swap Contract (when aggregated with all other Trading Transactions under which any Consolidated Party is obligated) does not result in the Consolidated Parties being exposed to commodity prices or commodity volumes other than with respect to commodities and volumes of such commodities reasonably expected to be utilized or produced (as applicable) in the Ordinary Course of Business of the Consolidated Parties over the term of such Swap Contract, and (iii) such transaction entered into in the Ordinary Course of Business of the Consolidated Parties.
     (b) Counterparty shall not, and shall not permit any Consolidated Party to, create, incur, assume or permit to exist any Secured Hedge Obligation other than obligations arising under Hedge Transactions that meet all of the following requirements: (i) such Hedge Transaction relates to exposure of one or more Consolidated Parties to fluctuations in the price, availability or supply of a physical commodity used or produced in the Ordinary Course of Business by the Consolidated Parties, (ii) such Hedge Transaction does not result in material credit exposure of the counterparty thereto to any Consolidated Party either at the time such Hedge Transaction is entered into or upon the occurrence of any other event other than normal market price fluctuation in the price of the commodity traded under such Hedge Transaction, and (iii) either (A) such Hedge Transaction does not result in a Locked-in Loss, or (B) such Hedge Transaction does result in a Locked-in Loss but (1) the total amount of Locked-in Losses then outstanding (after giving effect to such Hedge Transaction) does not exceed U.S.$10,000,000 and the Locked-in Loss resulting from such Hedge Transaction is expected to be fully paid within twelve months. A “Locked-in Loss” is a fixed payment obligation owing from the Transaction Parties (on a consolidated basis) arising from the combined effect of two or more Hedge Transactions between any Transaction Party and any Secured Hedge Counterparty (or any Affiliate of a Secured Hedge Counterparty).
PARAGRAPH 4. ADDITIONAL EVENTS OF DEFAULT.
     Any of the following that has occurred and is continuing shall constitute an Event of Default:
     4.1 Specific Covenants (No Grace Period). Any Transaction Party fails to perform or observe any term, covenant or agreement contained in any of Paragraphs 3.1, 3.2, 3.4, 3.6, 3.7, 3.8, 3.9, 3.10 or 3.11.
     4.2 Specific Covenants (Grace Period). Any Transaction Party fails to perform or observe any term, covenant or agreement contained in Paragraph 3 (other than as provided in Paragraph 4.1 above) and such failure continues for fifteen (15) days after a Responsible Officer of a Transaction Party has knowledge thereof or receives written notice thereof from Aron, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by a Transaction Party; or

     4.3 Cross Default. (i) Any Transaction Party (A) fails to perform or observe (beyond the applicable grace period with respect thereto, if any) any Contractual Obligation if such failure could reasonably be expected to have a Material Adverse Effect, (B) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (C) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Counterparty or any Subsidiary of Counterparty is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which Counterparty or any Subsidiary of Counterparty is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Counterparty or such Subsidiary as a result thereof is greater than the Threshold Amount; or
     4.4 Judgments. There is entered against the any Consolidated Party (i) any one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     4.5 Invalidity of Transaction Documents; Guarantees. (i) Any provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Transaction Party or any other Person contests in any manner the validity or enforceability of any provision of any Transaction Document; or any Transaction Party denies that it has any or further liability or obligation under any Transaction Document, or purports to revoke, terminate or rescind any provision of any Transaction Document; or (ii) except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Paragraphs 3.2 or 3.8, the Subsidiary Guaranties given by each Guarantor or any provision thereof shall cease to be in full force and effect, or any Guarantor thereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under its respective Subsidiary Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its respective Subsidiary Guaranty; or
     4.6 ABL Credit Agreement. There shall occur and be continuing an “Event of Default” under (and as defined in) the ABL Credit Agreement; or
     4.7 Transaction Documents. There shall occur and be continuing an event of default under any of the other Transaction Documents (other than an event of default under any Mortgage Instrument that exists solely due to an underlying default under any other Secured Hedge Agreement in respect of obligations having an aggregate principal amount less than U.S.$5,000,000.00);
     4.8 Actions Against the Collateral. The Administrative Agent shall have been directed by a Majority Vote Action or an individual Secured Hedge Counterparty to exercise on behalf of itself and the Secured Hedge Counterparties any rights and remedies available to it and the Secured Hedge Counterparties under the Collateral Documents pursuant to Section 6.2(a) of the Collateral Trust Agreement; or
4.9 Change of Control. There occurs any Change of Control.
PARAGRAPH 5. OPTIONAL TERMINATION OF LIEN ANNEX
     5.1 Option to Terminate Lien Annex. Provided that no Potential Event of Default, Event of Default or Termination Event with respect to Counterparty is then in existence, Counterparty may terminate this Lien Annex at any time by providing prior written notice to Aron and the Administrative Agent, with the effective date of such termination (the “Lien Annex Termination Date”) being the date upon which Counterparty has posted any Eligible Collateral required to be posted in accordance with the Agreement after giving effect to such termination of the Lien Annex (as provided in the Credit Support Annex).
     5.2 Withdrawal from Collateral Trust Agreement. Promptly following the Lien Annex Termination Date, Aron shall, in accordance with Section 5.3 of the Collateral Trust Agreement, execute and deliver to the Administrative Agent a written agreement to withdraw from the Collateral Documents and cease to be a Secured Hedge Counterparty (except as provided in the Collateral Trust Agreement).
     5.3 Effect of Termination of Lien Annex. From and after the Lien Annex Termination Date, this Lien Annex shall have no further force and effect.
PARAGRAPH 6. SUBORDINATION AGREEMENT
     Aron and Counterparty hereby agree to negotiate in good faith the terms and conditions of a subordination and intercreditor agreement (including priority of Liens, enforcement of Liens, application of proceeds, turnover of payments, release of Liens, and the rights of secured parties under insolvency and liquidation proceedings), in form and substance substantially identical to those previously provided.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Lien Annex on the respective dates specified below effective on the date specified on the first page of this document.

J. ARON & COMPANY	CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP
By: CALUMET LP GP, LLC, Its General Partner
By: Calumet Operating, LLC, its sole member
By: Calumet Specialty Products Partner LP., its sole member
By: Calumet GP, LLC, its general partner

/s/ Greg Agran Name: Grea Agran	Name:
Title: Managing Director	Title:
Date:	Date:
[Signature Page to Lien Annex]

IN WITNESS WHEREOF, the parties have executed this Lien Annex on the respective dates specified below effective on the date specified on the first page of this document.

J. ARON & COMPANY	CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP
By: Calumet LP GP, LLC, its general partner
By: Calumet Operating, LLC, its sole member
By: Calumet Specialty Products Partners, L,P., its sole member
By: Calumet GP, LLC, its general partner

Name:	/s/ R. Patrick Murray, II Name: R. Patrick Murray, II
Title:	Title: VP & CFO
Date:	Date:
     [Signature Page to Lien Annex]

EXHIBIT A
Defined Terms
     “ABL Obligations” has the meaning specified for the term “Obligations” in the ABL Credit Agreement.
     “Acquisition” means, with respect to any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of all of the Capital Stock or all or substantially all of the Property, or a business unit or product line, of another Person, whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.
     “Acquisition Indebtedness” means Indebtedness of a Person acquired pursuant to an Acquisition that becomes a Subsidiary (or Indebtedness assumed by a Consolidated Party pursuant to an Acquisition as a result of a merger or consolidation, or the acquisition of Property securing such Indebtedness), so long as (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Acquisition and (ii) the aggregate principal amount of all such Acquisition Indebtedness does not exceed the lower of (A) U.S.$50,000,000.00 and (B) the greater of (1) U.S.$25,000,000.00 and (2) 50% of the fair market value of all assets securing such Acquisition Indebtedness (with such fair market value being determined at the time such Person becomes a Subsidiary).
     “Administrative Agent” is defined in the Collateral Trust Agreement.
     “Application Period” means, in respect of the Net Cash Proceeds of any Disposition and/or Involuntary Disposition, the period of 545 days (or such earlier date as provided for reinvestment of the proceeds thereof under the ABL Credit Agreement) following receipt of such Net Cash Proceeds by any Consolidated Party.
     “Approved Counterparty” is defined in the Collateral Trust Agreement.
     “Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
     “Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.
     “Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership
Exhibit A - 1

interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from Standard & Poor’s is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) with respect to any Foreign Subsidiaries, (1) time deposits and customary short term investments with one of the three largest banks doing business in the jurisdiction in which the Foreign Subsidiary is conducting business, and (2) other short term investments customarily used by multinational corporations in the country in which the Foreign Subsidiary is doing business for the purpose of cash management, which investments have the preservation of capital as their primary objective, (d) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by Standard & Poor’s or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (e) repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (f) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments whose primary objective is the preservation of capital and whose investments are limited to “cash equivalents” as defined under GAAP.
     “CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq. ), as amended.
“Change of Control” means the occurrence of any of the following events:
(a) (i) the Existing Partners shall fail to own beneficially, directly or indirectly, at least 30% of the outstanding Voting Stock of the MLP Parent;
     (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than the Existing Partners becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group
Exhibit A - 2

has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the outstanding Voting Stock of the MLP Parent; or
     (iii) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the MLP Parent cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (B) and clause (C), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual contested solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors or equivalent governing body).
     (iv) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the MLP Parent, or control over the Voting Stock of the MLP Parent entitled to vote for members of the board of directors or equivalent governing body of the MLP Parent on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities; or
     (v) the MLP Parent shall fail to own, directly or indirectly, 100% of the outstanding Capital Stock of each of Counterparty, the General Partner and the New Limited Partner; or
     (b) the occurrence of a “Change of Control” (or any comparable term) under, and as defined in, the ABL Credit Agreement.
“Closing Date” means January 3, 2008.
     “Collateral” means, subject to the proviso at the end of this definition, all of the present and future assets and property of the Counterparty and each Guarantor, whether real, personal or mixed, including:
(a) all of the following present and future Property of Counterparty:
Exhibit A - 3

     (i) all present and future real Property, fixtures, machinery and other Equipment comprising or used for or in connection with the Refinery Properties, the Terminal Property and any domestic operating facility owned by Counterparty;
     (ii) all present and future patents and patent license rights, trademarks and trademark license rights, copyrights and copyright license rights, trade secrets and processes and other intellectual property;
     (iii) the PP&E Proceeds Account and all cash from time to time on deposit in the PP&E Proceeds Account; and
     (iv) all other present and future machinery and other Equipment, Real Property (whether owned or leased) fixtures, financial assets, investment Property, commercial tort claims and hedge agreements;
     (b) all proceeds (including, without limitation, casualty insurance proceeds) of the Property described in the foregoing clause (a);
provided, however, that the Collateral shall not include any Posted Credit Support (as defined in the Agreement), any Working Capital Priority Collateral or any Excluded Property.
     “Collateral Documents” means a collective reference to the Security Agreement, the Mortgage Instruments, the PP&E Proceeds Account Control Agreement and such other security documents as may be executed and delivered by the Transaction Parties pursuant to the terms of Paragraphs 3.5 and 3.6.
     “Collateral Trust Agreement” means the Collateral Trust Agreement dated April [__], 2011 by and among Counterparty, Bank of America, N.A., in its capacity as Administrative Agent on behalf of the Secured Hedge Counterparties, and the Secured Hedge Counterparties that are parties thereto from time to time.
     “Consolidated Parties” means the MLP Parent and the Subsidiaries of the MLP Parent, and “Consolidated Party” means any one of them.
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of a stated grace period, or both, would be an Event of Default.
Exhibit A - 4

     “Disposition” or “Dispose” means any disposition (including pursuant to a Sale and Leaseback Transaction) of any or all of the Property of any Consolidated Party whether by sale, lease, licensing, transfer or otherwise; provided, however, that the term “Disposition” shall be deemed to exclude any Equity Issuance.
“Dollar” and “$” mean lawful money of the United States.
     “Domestic Subsidiary” means any Subsidiary of a Consolidated Party that is organized under the laws of any political subdivision of the United States.
     “Eligible Reinvestment” means any acquisition (whether or not constituting a capital expenditure, but not constituting an Acquisition) of assets or any business (or any substantial part thereof) used or useful in the same or a similar line of business as Counterparty and its Subsidiaries were engaged in on the Restatement Effective Date (or any reasonable extensions or expansions thereof), provided that each case 100% of such assets or business constitute Collateral hereunder.
     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or other legally-binding governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “Environmental Notice” means a notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or Hazardous Materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.
     “Environmental Release” means a release as defined in CERCLA or under any other Environmental Law.
     “Equipment” has the meaning specified in the UCC, including all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory), and all parts, accessories and special tools therefor, and accessions thereto.
“ERISA” means the Employee Retirement Income Security Act of 1974.
     “Equity Issuance” means any issuance by any Consolidated Party to any Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or the conversion of any class equity securities to any other class of equity securities or (d) any options or warrants relating to its Capital Stock. The term “Equity Issuance” shall not be deemed to include any Disposition.
     “Excluded Disposition” means, with respect to any Consolidated Party, any Disposition consisting of (a) the sale, lease, license, transfer or other disposition of Property in the Ordinary
Exhibit A - 5

Course of Business of such Consolidated Party, (b) the sale, lease, license, transfer or other disposition of obsolete or worn out Equipment, (c) any sale, lease, license, transfer or other disposition of Property by such Consolidated Party to any Transaction Party, provided that Counterparty and Guarantor shall cause to be executed and delivered such documents, instruments and certificates as Aron may request so as to cause Counterparty and Guarantors to be in compliance with the terms of Paragraph 3.4 after giving effect to such transaction, (d) the sale, lease, license, transfer or other disposition of Property by such Consolidated Party to any Consolidated Party that is not a Transaction Party and (e) any Involuntary Disposition by such Consolidated Party; provided, however, that the term “Excluded Disposition” shall not include any Disposition to the extent that any portion of the proceeds of such Disposition would be required by the ABL Credit Agreement to be applied to the prepayment of any ABL Obligations unless such proceeds are used to make Eligible Reinvestments.
     “Excluded Property” means, with respect to any Transaction Party, including any Person that becomes a Transaction Party after the Restatement Effective Date, (a) any leased real Property which (i) has an actual, annual rent less than U.S.$5,000,000 or (ii) is located outside of the United States, (b) any owned real or personal Property which is located outside of the United States and which has a net book value of less than $1,000,000, provided that the aggregate net book value of all real or personal Property of all of the Transaction Parties excluded pursuant to this clause (b) shall not exceed $2,000,000, (c) any other owned real Property located in the United States which has a net book value of less than $250,000, provided that the aggregate net book value of all real Property of all of the Transaction Parties excluded pursuant to this clause (c) shall not exceed $500,000, (d) the leased Real Property located in Indianapolis, Indiana and The Woodlands, Texas and described on Schedule A(i) hereto, and any other leased real Property that is a lease of office space being used for administrative or similar corporate support services and that is not part of any Refinery Property, (e) any leased personal Property, (f) any owned personal Property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either governed by the Uniform Commercial Code or effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (g) any Pledged Purchase Property and (h) any catalyst elements and precious metals necessary for the operation of the refinery assets of the Consolidated Parties in the Ordinary Course of Business.
     “Existing Partners” means The Heritage Group, the Fehsenfeld and Grube Families and their respective Affiliates.
“FLSA” means the Fair Labor Standards Act of 1938, as amended.
     “Foreign Subsidiary” means any Subsidiary of a Consolidated Party that is not a Domestic Subsidiary.
     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
Exhibit A - 6

“General Partner” means Calumet LP GP, LLC, a Delaware limited liability company.
     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease Property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Guarantors” means a collective reference to the MLP Parent, the General Partner, the Limited Partner, Calumet Shreveport, LLC, an Indiana limited liability company, Calumet Shreveport Lubricants & Waxes, LLC, an Indiana limited liability company, Calumet Shreveport Fuels, LLC, an Indiana limited liability company, Calumet Sales Company Incorporated, a Delaware corporation, Calumet Penreco, LLC, a Delaware limited liability company, and each other Person that subsequently becomes, or is required to become, a Guarantor by executing a Subsidiary Guaranty as contemplated by Paragraph 3.5, and “Guarantor” means any one of them. For the purpose of clarification, it is understood and agreed that the MLP General Partner is not, and shall not be required to become, a Guarantor.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
Exhibit A - 7

     “Immaterial Subsidiary” means any Subsidiary of the MLP Parent which (a) for the most recent fiscal year of the Consolidated Parties had less than $5,000 of revenues and (b) as of the end of such fiscal year was the owner of less than $5,000 of assets, all as shown on the consolidated financial statements of Counterparty for such fiscal year. A list of all Immaterial Subsidiaries as of the Restatement Effective Date is set forth on Schedule A(ii) hereto.
     “Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the Ordinary Course of Business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the Ordinary Course of Business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) the Attributable Indebtedness of such Person with respect to Capital Leases and Synthetic Lease Obligations, (g) all net obligations of such Person under Swap Contracts, (h) all direct and contingent reimbursement obligations in respect of letters of credit (other than trade letters of credit) and bankers’ acceptances, including, without duplication, all unreimbursed drafts drawn thereunder (less the amount of any cash collateral securing any such letters of credit or and bankers’ acceptances), (i) the principal component or liquidation preference of all Capital Stock issued by a Consolidated Party and which by the terms thereof could at any time prior to the date all Obligations have been satisfied be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, mandatory redemption or other acceleration, (j) the outstanding principal amount of all obligations of such Persons under Securitization Transactions, (k) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (l) all Guarantees of such Person with respect to Indebtedness of another Person and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. To the extent that the rights and remedies of the obligee of any Indebtedness are limited to certain property and are otherwise non-recourse to such Person, the amount of such Indebtedness shall be limited to the value of the Person’s interest in such property (valued at the higher of book value or market value as of such date of determination).
     “Intellectual Property” means all intellectual and similar Property of a Person, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, registrations and franchises; all books and records describing or used in connection with the foregoing; and all licenses or other rights to use any of the foregoing.
Exhibit A - 8

     “Intellectual Property Claim” means any claim or assertion (whether in writing, by suit or otherwise) that a Consolidated Party’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.
     “Inventory” has the meaning specified in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Transaction Party’s business (but excluding Equipment).
     “Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Collateral, including, without limitation, any such event or occurrence that results in the receipt by any of the Consolidated Parties of insurance proceeds or other compensation that would be required by the ABL Credit Agreement to be applied either to make Eligible Reinvestments or to the prepayment of any ABL Obligations.
     “Involuntary Disposition Non-Reinvestment Event” means, with respect to any Involuntary Disposition, the failure of the Transaction Parties to apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Involuntary Disposition, if any, to make Eligible Reinvestments (including but not limited to the repair or replacement of the Property affected by such Involuntary Disposition) during the Application Period for such Involuntary Disposition, subject to the terms and conditions of Paragraph 3.8(c).
     “Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.
     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, Licenses, authorizations and permits of, and agreements with, any Governmental Authority.
     “License” means any license or agreement under which a Consolidated Party is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Limited Partner” means Calumet Operating, LLC, a Delaware limited liability company.
Exhibit A - 9

     “Material Contract” means any agreement or arrangement to which a Consolidated Party is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities Law applicable to such Consolidated Party, including the Securities Act of 1933, as amended, (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect, or (c) that relates to Indebtedness of such Consolidated Party in an aggregate amount of $25,000,000 or more.
     “Material Operating Unit” means a unit of equipment that is integral to the processing or refining of either crude oil or other feedstocks into other types of products, and without which such processing or refining would not be possible.
“MLP General Partner” means Calumet GP, LLC a Delaware limited liability company.
     “MLP Parent” means Calumet Specialty Products Partners, L.P., a Delaware limited partnership.
     “Mortgage Instrument” means fully executed and notarized mortgages, deeds of trust or deeds to secure debt as the same may be amended, modified, restated or supplemented from time to time. encumbering the fee interest and/or leasehold interest of any Transaction Party in each of the Mortgaged Properties.
     “Mortgaged Property” means Refinery Properties, the Terminal Property and each of the other Real Properties designated on Schedule A(iii) hereto as a Mortgaged Property, and “Mortgaged Properties” means all of the foregoing.
     “Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Consolidated Party in respect of any Disposition of Collateral or Involuntary Disposition of Collateral, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) Taxes paid or payable as a result thereof and (c) in the case of any Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of Aron) on the related Property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any such Consolidated Party in any Disposition of Collateral or Involuntary Disposition of Collateral.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Transaction Party rising under any Transaction Document, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses, costs and fees that accrue after the commencement by or against any Transaction Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “Operating Lease” means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.
Exhibit A - 10

     “Ordinary Course of Business” means, with respect to any Person, the ordinary course of business of such Person, consistent with past practices and undertaken in good faith (and not for the purpose of evading any provision of a Transaction Document).
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“OSHA” means the Occupational Safety and Health Act of 1970, as amended.
     “Permitted Liens” means, at any time, Liens in respect of Property of the Consolidated Parties permitted to exist at such time pursuant to the terms of Paragraph 3.7.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Pledged Purchased Property” means Property that is subject to a Lien securing only purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Lease Obligations) incurred after the Restatement Effective Date by any Consolidated Party to finance fixed assets provided that (i) the aggregate amount of all such Indebtedness for all such Persons taken together does not exceed an aggregate principal amount of $25,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price or value of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing
“PP&E Proceeds Account” is defined in the Security Agreement.
     “PP&E Proceeds Account Control Agreement” means an agreement dated as of the Closing Date by and among Counterparty, Bank of America or an affiliate thereof, as depository institution or securities intermediary, as applicable, and the Administrative Agent or the Control Agent, in form and substance acceptable to the Administrative Agent and the Counterparty, and which provides the Administrative Agent or Control Agent, as applicable, with “control” as such term is used in the UCC, while also providing to Counterparty the ability to select investment options for the balance therein that provide customary rates of return for cash equivalents.
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Real Properties” means, at any time, a collective reference to each of the facilities and real Properties owned, leased or operated by the Consolidated Parties at such time.
Exhibit A - 11

     “Refinery Properties” means a collective reference to each of the refinery facilities owned and operated by the Consolidated Parties and located in Princeton, Louisiana, Cotton Valley, Louisiana and Shreveport, Louisiana, respectively and each of the specialty hydrocarbon processing facilities located in Karns City, Pennsylvania and Dickinson, Texas and “Refinery Property” means any such facility.
     “Responsible Officer” means, with respect to any Person, the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of such Person. Any document delivered hereunder that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
     “Royalties” means all royalties, fees, expense reimbursement and other amounts payable by a Consolidated Party under a License.
     “Sale and Leaseback Transaction” means any arrangement (other than a sale, lease or sale and leaseback with respect to any catalyst elements or precious metals) pursuant to which any Consolidated Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such Consolidated Party has sold or transferred (or is to sell or transfer) to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.
     “Secured Hedge Agreement” means this Agreement and any Swap Contract entered into by a Transaction Party for the purpose of managing its risk with respect to the market price of the commodity traded thereunder (regardless of whether such Swap Contract is effected by means of a futures contract, an over-the-counter hedging agreement or otherwise) that is (a) in effect on the date hereof with a Secured Hedge Counterparty or (b) is entered into after the date hereof with a counterparty that becomes a Secured Hedge Counterparty at the time such Swap Contract is entered into.
     “Secured Hedge Obligation” means any obligation that is secured by any Lien granted pursuant to any Collateral Document.
     “Secured Hedge Counterparties” means Aron and each other Approved Counterparty that is an initial party to or properly joins the Collateral Trust Agreement pursuant to the terms thereof.
     “Securitization Transaction” means any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which Counterparty or any Subsidiary of Counterparty may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a third party financial institution or a special purpose subsidiary or Affiliate of
Exhibit A - 12

Counterparty, and such transaction involving a special purpose subsidiary or Affiliate is related to a second step sale to or other financing of such property by a third party financial institution.
“Security Agreement is defined in the Collateral Trust Agreement.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Counterparty.
     “Subsidiary Guaranty” means the guaranty of all Obligations delivered to Aron by each current Guarantor as of the Restatement Effective Date and each future Guarantor in accordance with Paragraph 3.5, in each case, in form and substance reasonably acceptable to Aron.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of Property creating obligations that do not appear on the balance sheet of such
Exhibit A - 13

Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “Terminal Property” means the terminal facility owned and operated by Counterparty and located in Burhnam, Illinois.
     “Transaction Document” means each of the Agreement (including each Confirmation entered into thereunder), each of the Collateral Documents, and each of the other Credit Support Documents of Counterparty, and “Transaction Documents” means all of the foregoing.
     “Transaction Parties” means, collectively, Counterparty and each Guarantor, and “Transaction Party” means any one of them. For the purpose of clarification, it is understood and agreed that the MLP General Partner is not, and shall not be required to become, a Transaction Party.
“United States” and “U.S.” mean the United States of America.
     “Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.
     “Wholly Owned Subsidiary” means, with respect to any Person, any other Person 100% of whose Capital Stock is at the time owned by such Person directly or indirectly through other Persons 100% of whose Capital Stock is at the time owned, directly or indirectly, by such Person.
“Working Capital Priority Collateral” means
     (a) all of the Capital Stock of each of the present and future Subsidiaries of Counterparty;
     (b) all of the following present and future Property of Counterparty:
     (i) accounts (other than accounts or other payment obligations constituting the proceeds of Collateral);
(ii) Inventory;
     (iii) chattel paper, instruments, documents and payment intangibles, in each case to the extent relating to accounts (other than accounts or other payment obligations constituting the proceeds of Collateral) or Inventory;
(iv) deposit accounts (other than the PP&E Proceeds Account);
(v) cash (other than cash in the PP&E Proceeds Account);
Exhibit A - 14

     (vi) letter-of-credit rights in respect of Inventory or accounts (other than accounts or other payment obligations constituting the proceeds of Collateral);
     (vii) books and records and accounting systems relating to Accounts or Inventory;
(viii) customer contracts;
(ix) tax refunds; and
(x) financial hedge agreements;
     (c) all proceeds (including, without limitation, insurance proceeds) and products of the Property described in the foregoing clauses (a) and (b).
Exhibit A - 15

SCHEDULE 2.3
to
Lien Annex
INSURANCE POLICIES

Transaction	Type of		Policy
Party	Policy	Policy Number	Period	Underwriter	Major Limits of Liability
Calumet GP, LLC, et al	Commercial General Liability	HDOG24942764	July 1, 2010 — July 1, 2011	ACE American Insurance Co.	General Aggregate Limit (other than products and completed operations aggregate) - $4,000,000 products and completed operations - $4,000,000
personal Injury & advertising Limit - $2,000,000
Each occurrence limit - $2,000,000
Damage to premises rented to you - $100,000
Medical Expense limit - $5,000

Calumet GP, LLC, et al	Commercial Umbrella Liability	XOO —G25907917	July 1, 2010 — July 1, 2011	ACE Property & Casualty Insurance Co.	$15,000,000 each occurrence $15,000,000 aggregate $25,000 retained limit

Calumet GP, LLC, et al	Commercial Excess Liability	15972444 .	July 1, 2010 — July 1, 2011	Illinois National Insurance Co.	$25,000,000 each occurrence $25,000,000 general aggregate $25,000,000 products/completed operations Aggregate $10,000 Self Insured Retention $250,000 crisis response sublimit of insurance
Schedule 2.3 - 1

Transaction	Type of		Policy
Party	Policy	Policy Number	Period	Underwriter	Major Limits of Liability
Calumet GP, LLC, et al (includes all affiliated, associated, and subsidiary companies, corporations, partnerships and joint ventures)	Property Insurance	JLWM40I5 JLWM4016 B0180E110600	April 1, 2011 – April 1, 2012	Domestic, Lloyd’s & European Insurers Admitted & Non-Admitted	$450,000,000 combined limit of liability for property damage & Business Interruption & expense arising from any one occurrence
Schedule 2.3 - 2

SCHEDULE 2.4
to
Lien Annex
TAX SHARING AGREEMENTS
None.
Schedule 2.4

SCHEDULE 3.7
to
Lien Annex
EXISTING LIENS

Transaction Party	Jurisdiction	Lien
Calumet Lubricants Co., Limited Partnership	Indiana Sec. of State	File No. 200800005913422 — equipment financing

Calumet Lubricants Co., Limited Partnership	Indiana Sec. of State	File No. 200800009734134 — equipment financing

Calumet Lubricants Co., Limited Partnership	Indiana Sec. of State	File No. 200300005861520— equipment financing

Calumet Lubricants Co., Limited Partnership	Indiana Sec. of State	File No. 2204524; continuation filed — Railcars

Calumet Lubricants Co., Limited Partnership	Indiana Sec. of State	File No. 2242070; continuation filed — Railcars

Calumet Lubricants Co., Limited Partnership	Indiana Sec. of State	File No. 2253607; continuation filed — Railcars

Calumet Lubricants Co., Limited Partnership	Indiana Sec. of State	File No. 2266531; continuation filed — Railcars

Calumet Lubricants Co., Limited Partnership	Indiana Sec. of State	File No. 2283288; continuation filed — Railcars

Calumet Lubricants Co., Limited Partnership	Indiana Sec. of State	File No. 2283289; continuation filed — Railcars

Calumet Lubricants Co., Limited Partnership	Indiana Sec. of State	File No. 2290601; continuation filed — Railcars

Calumet Lubricants Co., Limited Partnership	Indiana Sec. of State	File No. 2298165; continuation filed — Railcars

Calumet Lubricants Co., Limited Partnership	Indiana Sec. of State	File No. 2299456; continuation filed — Railcars

Calumet Lubricants Co., Limited Partnership	Indiana Sec. of State	File No. 2304450; continuation filed — Railcars

Calumet Lubricants Co., Limited Partnership	Indiana Sec. of State	File No. 2312721; continuation filed — Railcars
Schedule 3.7 - 1

Transaction Party	Jurisdiction	Lien
Calumet Lubricants Co.,Limited Partnership	Indiana Sec. of State	File No. 2319096 — Railcars

Calumet Lubricants Co.,Limited Partnership	Indiana Sec. of State	File No. 2328363 — Railcars

Calumet Lubricants Co.,Limited Partnership	Indiana Sec. of State	File No. 200500011032024; amendment and continuation filed - Revolving Credit Facility

Calumet Specialty Products Partners, L.P.	Delaware Sec. of State	File No. 60391326; amendment and continuation filed – Revolving Credit Facility

Calumet LP GP, LLC	Delaware Sec. of State	File No. 60391300; amendment and continuation filed – Revolving Credit Facility

Calumet Operating, LLC	Delaware Sec. of State	File No. 60391318; amendment and continuation filed – Revolving Credit Facility

Calumet Shreveport, LLC	Indiana Sec. of State	File No. 200500011032579; amendment and continuation filed Revolving Credit Facility

Calumet Shreveport Lubricants & Waxes, LLC	Indiana Sec. of State	File No. 200500011032791; amendment and continuation filed - Revolving Credit Facility

Calumet Shreveport Fuels, LLC	Indiana Sec. of State	File No. 200500011033378; amendment and continuation filed - Revolving Credit Facility

Calumet Sales Company Incorporated	Delaware Sec. of State	File No. 60391292; amendment and continuation filed – Revolving Credit Facility

Calumet Penreco, LLC	Delaware Sec. of State	File No. 20080037646; amendment filed — Revolving Credit Facility
Schedule 3.7 — 2

SCHEDULE A(i)
to
Lien Annex
CERTAIN EXCLUDED PROPERTY

Location	Type
2780 Waterfront Parkway E. Drive Suite 200 Indianapolis, Indiana 46214	Leased

Penreco Corporate Offices 8701 New Trails Drive, Suite 175 The Woodlands, TX 77381	Leased
Schedule A(i)

SCHEDULE A(ii)
to
Lien Annex
IMMATERIAL SUBSIDIARIES
Calumet Finance Corp., a Delaware Corporation
Schedule A(ii)

SCHEDULE A(iii)
to
Lien Annex
MORTGAGED PROPERTIES

Location	Type
Brown Station, including pipeline connected to Shreveport Refinery Chandler Road Shreveport, LA 71108	Leased

Burnham Terminal 14000 Mackinaw Ave. Burnham, IL 60633	Owned

Burnham Terminal 13921 Mackinaw Ave. Burnham, IL 60633	Owned

Princeton Refinery 10234 Hwy 157 Princeton, LA 71067	Owned

Cotton Valley Refinery 1756 Old Hwy 7 Cotton Valley, LA 71018	Owned

Shreveport Refinery 3333 Midway Avenue Shreveport, LA 71109	Owned

Shoreline Property, including pipeline connecting to Princeton Refinery Hwy l Caddo Parish, LA	Leased

Cottage Grove Property Bossier Parish, LA	Leased

Fitch Station, including pipeline connected to the Cotton Valley Refinery Calumet Tank Farm 247 Thomasville Road Sarepta , LA 71071	Owned

Lots near the Shreveport Refinery 3125 & 3127 Parkhurst Shreveport, LA 71109	Owned

Dickinson Facility 4401 Park Avenue Dickinson, TX 77539	Owned

Karns City Facility 138 Petrolia Street Karns City, PA 16041	Owned
Schedule A(iii)

Execution Copy
AMENDMENT NO. 1
Effective as of April 21, 2011
TO
LIEN ANNEX
(the “Lien Annex”)
to the Amended and Restated Schedule
dated as of April 21, 2011
to the ISDA MASTER AGREEMENT
dated as of March 17, 2006 (the “Agreement”)
between
J. ARON & COMPANY,
a general partnership organized under the laws of the State of New York
(“Aron”)
And
CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP,
a limited partnership organized under the laws of the State of Indiana
(“Counterparty”)
          This Amendment No. 1 (this “Amendment”) to the Lien Annex supplements, forms part of and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under the Agreement with respect to Counterparty.
          In consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, in order to correctly set forth their intent as of April 21, 2011, as follows:
Section 1.1 The defined term “Working Capital Priority Collateral” in Exhibit A to the Lien Annex shall be amended and restated in its entirety to read as follows:
          “Working Capital Priority Collateral” means:
(a)	all of the Capital Stock of each of the present and future Subsidiaries of MLP Parent;

(b)	all of the following present and future Property of (I) MLP Parent or (II) any present or future Subsidiary of MLP Parent (including all Transaction Parties):

          (i) accounts (other than accounts or other payment obligations constituting the proceeds of Collateral);
          (ii) Inventory;
          (iii) chattel paper, instruments, documents and payment intangibles, in each case to the extent relating to accounts (other than accounts or other payment obligations constituting the proceeds of Collateral) or Inventory;
          (iv) deposit accounts (other than the PP&E Proceeds Account);
          (v) cash (other than cash in the PP&E Proceeds Account);
          (vi) letter-of-credit rights in respect of Inventory or accounts (other than accounts or other payment obligations constituting the proceeds of Collateral);
          (vii) books and records and accounting systems relating to Accounts or Inventory;
          (viii) customer contracts;
          (ix) tax refunds; and
          (x) financial hedge agreements;
          (b) all proceeds (including, without limitation, insurance proceeds) and products of the Property described in the foregoing clauses (a) and (b).
Section 1.2 Effect on Agreement and Related Documents.
          (a) Except as amended herein, the Agreement, Lien Annex, Schedules and Credit Support Documents shall remain in full force and effect as originally executed, and nothing herein shall act as a waiver of any of Aron’s rights under such documents, as amended.
          (c) Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Lien Annex to “this Lien Annex”, “hereunder”, “hereof” or words of like import referring to the Lien Annex, and each reference in the Agreement, Schedules and Credit Support Documents to “the Lien Annex”, “thereunder”, “thereof” or words of like import referring to the Lien Annex, shall mean and be a reference to the Lien Annex as modified hereby.
[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have executed this Amendment on the respective dates specified below effective on the date specified on the first page of this document.

J. ARON & COMPANY	CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP

	By:	CALUMET LP GP, LLC, Its General Partner
	By:	Calumet Operating, LLC, its sole member
	By:	Calumet Specialty Products Partner LP., its sole member
	By:	Calumet GP, LLC, its general partner

/s/ Colleen Foster		/s/ R. Patrick Murray, II

Name:	Colleen Foster	Name:	R. Patrick Murray, II
Title:	Managing Director	Title:	Vice President and Chief Financial Officer
Date:	06/23/2011	Date:	06/23/2011
[Signature Page to Amendment No. 1 to Lien Annex]

Execution Version
PARAGRAPH 13 TO THE CREDIT SUPPORT ANNEX
to the Schedule to the
Master Agreement
dated as of March 17,2006
Amended and Restated as of April 21, 2011
between
J.ARON & COMPANY (“Aron”)
and
CALUMET LUBRICANTS CO. LIMITED PARTNERSHIP
(“Counterparty”).
Paragraph 13. Elections and Variables
(a) Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:
     With respect to Aron.: Not applicable.
     With respect to Counterparty: Not applicable.
(b) Credit Support Obligations.
     (i) Delivery Amount, Return Amount and Credit Support Amount.
(A) “Delivery Amount” has the meaning specified in Paragraph 3(a).
(B) “Return Amount”. (1) Prior to the date that the Lien Annex to the Schedule to the Agreement is terminated in accordance with the provisions of Paragraph 5.1 thereof, “Return Amount” (x) means zero as long as the Credit Support Amount is greater than U.S.$145,000,000.00 and less than or equal to U.S.$150,000,000.00 (y) has the meaning specified in Paragraph 3(b) as long as the Credit Support Amount is equal to or less than U.S.$145,000,000.00 or greater than U.S.$150,000,000.00, and (2) from and after the date that the Lien Annex to the Schedule to the Agreement is terminated in accordance with the provisions of Paragraph 5.1 thereof, “Return Amount” has the meaning specified in Paragraph 3(b).
(C) “Credit Support Amount” has the meaning specified in Paragraph 3.
     (ii) Eligible Collateral. The following items will qualify as “Eligible Collateral” for the party specified:

1

		Counterparty	Valuation Percentage

(A)	Cash
		[X]	100%
(B)	Letters of credit from an Eligible Financial Institution in the form set forth in Attachment A hereto or such other form acceptable to Aron	[X]	100%
     (iii) Other Eligible Support. The following items will qualify as “Other Eligible Support” for the party specified: None.
     (iv) Thresholds.
(A)	“Independent Amount” means with respect to Counterparty: U.S.$25,000,000.00.

“Independent Amount” means with respect to Aron: None.

(B)	“Threshold” means with respect to Counterparty: Prior to the date that the Lien Annex to the Schedule to the Agreement is terminated in accordance with the provisions of Paragraph 5.1 thereof, U.S.$150,000,000.00, and from and after such date, U.S.$25,000,000.00.

“Threshold” means with respect to Aron: not applicable; it being understood that Aron shall only be a Secured Party hereunder and not a Pledgor and shall be under no obligation to Transfer collateral hereunder.

(C)	“Minimum Transfer Amount” means with respect to Counterparty and Aron: U.S.$250,000, provided, however, that if an Event of Default has occurred and is continuing with respect to a party, the Minimum Transfer Amount with respect to such party shall be zero.

(D)	Rounding. The Delivery Amount and the Return Amount will be rounded up and down to the nearest integral multiple of U.S.$10,000, respectively.
(c) Valuation and Timing.
(i)	“Value” with respect to Eligible Credit Support shall be the “Value” thereof determined in accordance with the definition of such term in Part 7 of the Schedule to the Agreement.

(ii)	“Valuation Agent” means, for the purposes of Paragraphs 3 and 5, the party making the demand under Paragraph 3, and for the purposes of Paragraph 6(d), the Secured Party receiving or deemed to receive the Distributions or the Interest Amount, as applicable; provided, however, that, in all cases, if an Event of Default has occurred and is continuing with respect to the party designated as the

2

Valuation Agent, then in such case, and for so long as the Event of Default continues, the Non-Defaulting Party (either Aron or Counterparty) will be the Valuation Agent.

(iii)	“Valuation Date” means each New York Business Day (as defined below) which, if treated as a Valuation Date, would result in a Delivery Amount or a Return Amount. A notice of the Valuation Agent’s calculations may be combined with a demand for a Delivery Amount or a Return Amount.

(iv)	“Valuation Time” means the close of business in New York City on the Valuation Date; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(v)	“Notification Time” means 12:00 noon, New York time, on a New York Business Day. Notwithstanding Paragraph 4(b), if on any New York Business Day a demand for Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made by the close of business on that New York Business Day and if any such demand is made after the Notification Time, the relevant Transfer will be made by the close of business on the next New York Business Day.

(vi)	“New York Business Day” means a Local Business Day in New York City.
(d) Conditions Precedent and Secured Party’s Rights and Remedies. For the purposes of Paragraphs 8(a)(2) and 8(b), each Termination Event for which all Transactions are Affected Transactions will constitute a Specified Condition. For all other purposes of this Annex, the following Termination Event(s) will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):

	Aron	Counterparty
Illegality
Tax Event	[ X ]	[ X ]
Tax Event Upon Merger	[ ]	[ ]
Credit Event Upon Merger	[ X ]	[ X ]
Additional Termination Event(s):	[ X ]	[ X ]
(e) Substitution.
(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.
(f) Dispute Resolution.
(i)	“Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which notice of the dispute is given under Paragraph 5.

3

(ii)	For purposes of Paragraphs 5(i)(c) and 5(ii), disputes over Value will be resolved by the Valuation Agent seeking three mid-market quotes as of the relevant Valuation Date or date of Transfer from parties that regularly act as dealers in the securities or other property in question. The Value will be the arithmetic mean of the quotes received by the Valuation Agent.

(iii)	The provisions of Paragraph 5 will apply; provided, however, that, pending the resolution of the dispute, Transfer of the undisputed Value of Eligible Credit Support or Posted Credit Support involved in the relevant demand will be due as provided in paragraph 5 if the demand is given by the Notification Time but will be due on the Second Local Business Day after the demand if the demand is given after the Notification Time. The parties agree that the mechanisms herein providing for resolution of disputes shall not be used if the amount in dispute does not exceed U.S.$500,000.
(g) Holding and Using Posted Collateral.
(i)	Eligibility to Hold Posted Collateral; Custodians. Aron and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:
(A) Aron is not a Defaulting Party and there is no Specified Condition that has occurred or is continuing with respect to Aron.
(B) Posted Collateral may be held only in the United States.
Initially, the Custodian for Aron is Goldman Sachs & Co.
(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will apply to each party.
(h) Distributions and Interest Amount.
(i)	Interest Rate. The “Interest Rate” will be the Federal Funds (Effective) rate minus 25 basis points as displayed on Telerate page 120. Notwithstanding anything herein to the contrary, each calendar month shall be an “Interest Period.”
(i)	Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the third New York Business Day following the end of each Interest Period and on termination pursuant to Section 6 of this Agreement.
(ii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.
(i) Additional Representations. None.
(j) Other Eligible Support and Other Posted Support. Not applicable.
(k) Demands and Notices.

4

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

Aron:	as specified in Part 4 of the Schedule to the Agreement.

Counterparty:	as specified in Part 4 of the Schedule to the Agreement.

(l)	Addresses for Transfers.

Aron:	as notified in writing from time to time.

Counterparty:	as notified in writing from time to time.

(m)	Other Provisions.
(i)	In Paragraph 4(d)(ii), the phrase “(or less than, but as close as practicable to)” shall be inserted in the second-to-last line after the words “equal to.”

(ii)	Paragraph 7 is amended as follows: In clause (iii), the words “under this Annex” are inserted on line 1 after the words “or obligation” and the reference to “30 days” shall be “15 days.”

(iii)	Paragraph 8(a) is amended as follows: In the second line, the words “Early Termination Period has commenced or an” are inserted before the term “Early Termination Date,” and on the fourth-from-last line. the words “or commodities” are inserted after the phrase “in the form of securities.”

(iv)	Paragraph 1(b) is deleted and replaced by the following:
     “(b) Secured Party and Pledgor. All references in this Annex to the ‘Secured Party’ will be to Aron and all corresponding references to the ‘Pledgor’ will be to Counterparty; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as beneficiary thereof to provisions of law generally relating to security interest and secured parties.”
(v)	Modifications to Paragraph 12. The following definitions of “Pledgor” and “Secured Party” are substituted for the definitions of those terms contained in Paragraph 12 of this Annex:
     “Pledgor” means Counterparty, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).
     “Secured Party” means Aron, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Collateral.

5

(vi)	Counterparty, Aron and Goldman, Sachs & Co. (“GS&Co.”) hereby agree that Posted Credit Support may be held by GS&Co. as agent and securities intermediary on behalf of Aron. Counterparty acknowledges and GS&Co. agrees that GS&Co. will take only such actions with respect to such Posted Credit Support as Aron shall direct (including, but not limited to, instructions from Aron directing transfer of Posted Credit Support in circumstances prescribed by the provisions of this Annex), and in no event shall any consent of Counterparty be required for the taking of any such action by GS&Co.
[remainder of page left intentionally blank]

6

J. ARON & COMPANY	CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP
By: CALUMET LP GP, LLC, Its general partner
By: Calumet Operating, LLC, its sole member
By: Calumet Specialty Products Partner LP., its sole member
By: Calumet GP, LLC, its general partner

/s/ Greg Agran

Name: Greg Agran	Name:
Title: Managing Director	Title:
Date:	Date:
[Signature Page to Paragraph 13 of the CSA]

J. ARON & COMPANY	CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP
By: Calumet LP GP, LLC, its general partner
By: Calumet Operating, LLC, its sole member
By: Calumet Specialty Products Partner, LP., its sole member
By: Calumet GP, LLC, its general partner

/s/ R. Patrick Murray, II

Name:	Name: R. Patrick Murray, II
Title:	Title: VP & CFO
Date:	Date:
[Signature Page to Paragraph 13 of the CSA]

Attachment A
Form of Letter of Credit
IRREVOCABLE STANDBY LETTER OF CREDIT
[Insert Issuing Bank Letterhead]
[DATE]
          IRREVOCABLE STANDBY LETTER OF CREDIT NO. [____]
          [Insert Name of Party B]
          [Insert Party B Address]
          Ladies and Gentlemen:
          At the request, on the instructions and for the account of Calumet Lubricants Co., Limited Partnership, a limited liability company organized under the laws of the State of Indiana (the “Company”), we hereby establish this Irrevocable Standby Letter of Credit No. _________________, (this “Letter of Credit”) for a sum not exceeding _________________ (the “Stated Amount”) in your favor, effective immediately and expiring at (i) 4:00 p.m., New York City time on _________ [insert month and year], or (ii) any automatic extension period provided for in the next paragraph (the dates referred to in the foregoing clauses (i) and (ii) being hereinafter referred to as the “Expiration Date”).
          This Letter of Credit shall be automatically extended without amendment from the current expiry date for a period of one year and from each successive future expiry date for additional one year periods unless we notify you in writing, registered mail, return receipt requested, or overnight courier service (to the above addressee or the transferee at the address set forth in Annex B) at least 90 days prior to the then current expiry date, that we elect not to extend this Letter of Credit; provided, however, that the Expiration Date shall not be extended beyond _________________ (the “Final Expiry Date”). If any expiry date for this Letter of Credit falls on a day which is not a Business Day, this Letter of Credit shall expire on the next succeeding Business Day. The term “Business Day” means any day other than a Saturday, Sunday or a legal holiday in the State of New York or a day on which banks in New York, New York are authorized or required to be closed. Upon your request, we agree to deliver a notice confirming the automatic extended expiration date.
          Multiple and partial drawings are permitted hereunder; provided, however, that the aggregate drawing amount does not exceed the Stated Amount, and each such partial drawing shall reduce the then available balance of this Letter of Credit.
          Subject to the foregoing and the further provisions of this Letter of Credit, a demand for payment may be made by you by presentation to us at [_________________], of your drawing certificate in the form of Annex A attached hereto. Such certificate, which forms an integral part of this Letter of

Form of Letter of Credit - 1

Credit. shall have all blanks appropriately filled in and shall be signed by one of your officers (each an “Authorized Officer”), and delivered along with this Letter of Credit to us.
          Demand for payment may be made by you under this Letter of Credit prior to the Expiration Date hereof at our address set forth above on any Business Day. If demand for payment is made by you hereunder on a Business Day on or prior to 1:00 p.m., New York time, and your drawing certificate conforms to the terms and conditions hereof, payment shall be made to you on the next immediately succeeding Business Day. If demand for payment is made by you hereunder on a Business Day after 1:00 p.m., New York time, and your drawing certificate conforms to the terms and conditions hereof, payment shall be made to you on the second immediately succeeding Business Day.
          Demands for payment hereunder honored by us shall not, in the aggregate, exceed the Stated Amount in effect at the time, and each such drawing shall reduce pro tanto the Stated Amount of this Letter of Credit.
          Upon the earliest of (i) the honoring by us of the final drawing of all amounts available hereunder, and (ii) the Expiration Date hereof, this Letter of Credit shall automatically terminate.
          This Letter of Credit sets forth in full the terms of our undertaking. and this undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.
          This Letter of Credit is transferable in whole, but not in part, in connection with an assignment of your entire right, title and interest in and to, and all of your obligations under, the ISDA Master Agreement, dated as of March 17, 2006, by and between J. Aron & Company and the Company, all schedules and annexes thereto and each confirmation and cover sheet issued thereunder (the “Agreement”) upon delivery to us of this Letter of Credit accompanied by a properly completed Notice of Transfer in the form of Annex B attached hereto. This Letter of Credit will not be transferred to any entity or person who is subject to sanctions issued by the U.S. Department of Commerce or to whom such transfer is prohibited by the Foreign Assets Control Regulations or any other United States regulations or laws. Upon such presentation and payment of our transfer charges in the amount of $500.00, we shall forthwith endorse such transfer on the reverse hereof to the transferee designated in such Notice. Upon any transfer of this Letter of Credit, all references herein, and in any annex hereto, to “you” and to the “Beneficiary” shall refer to the transferee designated in the notice delivered to us in the form of Annex B.
          We shall not be responsible for the content or verification of any statement presented pursuant to this Letter of Credit nor the authorization of any signer of any such statement.
          Upon the payment to you or your account of the amount specified in the drawing certificate, we shall be fully discharged on our obligation under this Letter of Credit with respect

Form of Letter of Credit - 2

to such drawing, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such drawing to you or to any other person.
          All charges related to this Letter of Credit are for the Company’s account.
          This Letter of Credit shall be governed by, and construed in accordance with, the terms of the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 600 (the “Uniformed Customs”). If this credit expires during an interruption of business as described in Article 17 of said Uniform Customs, the bank hereby specifically agrees to effect payment if the credit is drawn against within 10 days after the resumption of our business. As to matters not governed by the Uniform Customs, this Letter of Credit shall be governed by and construed in accordance with Article 5 of the Uniform Commercial Code as in effect in the State of New York.
          Communications with respect to this Letter of Credit shall be in writing and be addressed to us at [          ], specifically referring to the number of this Letter of Credit.

Very truly yours,
[	]
By:
Title:

Form of Letter of Credit - 3

Annex A
DRAWING CERTIFICATE
[Insert Name of Issuing Bank]
[Insert Address of Issuing Bank]
Ladies and Gentlemen:
     [___________________] (the “Beneficiary”) hereby certifies to [_____________] (the “Bank”), with reference to the Bank’s Irrevocable Standby Letter of Credit No. [_____] dated [___________________ ] (the “Letter of Credit”) in favor of [_________] or the transferee of the Letter of Credit.) that:
     1. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Letter of Credit.
     2. The Beneficiary is making a demand for payment under the Letter of Credit for the sum of $[__________], which amount does not exceed either (i) the current Stated Amount of the Letter of Credit, or (ii) the undrawn portion of the Letter of Credit.
     3. An Event of Default, Specified Condition or Letter of Credit Default (each as defined in the Agreement) has occurred and is continuing with respect to the Company.
     4. A copy of this certificate has, concurrently with the delivery hereof to the Bank, been sent by telecopy and by email to the chief financial officer and to the chief executive officer of the Company, using the telecopy and email information last provided to the Beneficiary by the Company.
     5. You are hereby directed to pay the amount so demanded to: [Insert wire transfer instruction with respect to bank account of the beneficiary of the Letter of Credit].
     IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Certificate as of the [_________] day of [month], [year].

Very truly yours,
[	]
By:
Title:

Annex A

Annex B
NOTICE OF TRANSFER
[Insert Name of Issuing Bank]
[Insert Address of Issuing Bank]
Attention: Letter of Credit Unit
Ladies and Gentlemen:
     [                                             ] (the “Transferor”) hereby provides this
     Notice of Transfer to [                              ] (the “Bank”), with reference to the Bank’s Irrevocable Standby Letter of Credit No. [             ] dated [                       ] (the “Letter of
     Credit”) in favor of[ ] or the transferee of the Letter of Credit.) that:
     1 Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Letter of Credit.
     2. Transferor has transferred its entire right, title and interest in and to the Letter of Credit which is attached hereto, to [            ] (the “Transferee”), and you are hereby requested to endorse the Letter of Credit to the Transferee as the new Beneficiary thereof. Transferor, by execution and delivery of this Notice of Transfer, hereby certifies that the transfer of the Letter of Credit has been made in connection and coincident with the assignment to the Transferee by Transferor of Transferor’s entire right, title and interest in and to, and all of its obligations under, the Agreement.
     3 By this transfer all our rights as the transferor, including all rights to make drawings under the Letter of Credit, go to the Transferee. The Transferee shall have sole rights as beneficiary, whether existing now or in the future, including sole rights to agree to any amendments, including increases or extensions or other changes. All amendments will be sent directly to the transferee without the necessity of consent by or notice to us.
     We enclose the original Letter of Credit and any amendments. Please indicate your acceptance of our request for the transfer by endorsing the Letter of Credit and sending it to the Transferee with your customary notice of transfer.
For your transfer fee of $500.00
* Enclosed is our check for $___________________________.
* You may debit my/our Account No._________________.
We also agree to pay you on demand any expenses which may be incurred by you in connection
Annex B

with this transfer.
The signature and title at the right conform with those shown in our files as authorized to sign for the beneficiary. Policies governing signature authorization as required for withdrawals from customer accounts shall also be applied to the authorization of signatures on this form. The authorization of the Beneficiary’s signature and title on this form also acts to certify that the authorizing financial institution (i) is regulated by a U.S. federal banking agency; (ii) is implemented anti-money laundering policies and procedures that comply with applicable requirements of law, including a Customer Identification Program (CIP) in accordance with Section 326 of the USA PATRIOT Act; (iii) has approved the Beneficiary under its anti-money laundering compliance program; and (iv) acknowledges that we are relying on the foregoing certifications pursuant to 31 C.P.R. Section 103.121 (b)(6).
______________________________________
NAME OF BANK
______________________________________
AUTHORIZED SIGNATURE AND TITLE
______________________________________
PHONE NUMBER
______________________________________
NAME OF TRANSFEROR
______________________________________
NAME OF AUTHORIZED SIGNER AND TITLE
______________________________________
AUTHORIZED SIGNATURE
Annex B